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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Douglas Dynamics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Douglas Dynamics, Inc.
7777 N. 73rd Street
Milwaukee, WI 53223
NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Douglas Dynamics, Inc.:

        On behalf of our Board of Directors, you are cordially invited to attend our 2014 annual meeting of stockholders, which will be held on Wednesday, April 30, 2014, at 2:00 p.m. (Central Time) at The Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, WI 53202, for the following purposes:

  1.
  Election of one person to our Board of Directors to hold office until the 2017 annual meeting of stockholders;

  2.
  Advisory vote to approve the compensation of our named executive officers as disclosed in the accompanying proxy statement;

  3.
  Ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for 2014;

  4.
  Approval of the material terms of the performance goals under our annual incentive compensation plan for purposes of qualifying compensation awarded under the plan as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 ("Section 162(m)");

  5.
  Approval of the material terms of the performance goals under our 2010 Stock Incentive Plan for purposes of qualifying compensation awarded under the Plan as performance-based compensation under Section 162(m); and

  6.
  Transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Our Board of Directors has fixed the close of business on March 4, 2014 as the record date for the determination of the stockholders entitled to notice of, and to vote at, our annual meeting. A proxy statement and proxy card are enclosed. Whether or not you expect to attend our annual meeting, it is important that you promptly complete, sign, date and mail the proxy card in the enclosed envelope so that you may vote your shares. If you hold your shares in a brokerage account, you should be aware that, if you do not instruct your broker how to vote within 10 days prior to the annual meeting, your broker will not be permitted to vote your shares for the election of directors or on the advisory vote on the compensation of our named executive officers.

        Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on April 30, 2014. The Douglas Dynamics, Inc. proxy statement for the 2014 Annual Meeting of Stockholders and the 2013 Annual Report to Stockholders are available at http://ir.douglasdynamics.com/index.cfm.

By order of the Board of Directors,

Robert McCormick
Executive Vice President, Chief Financial Officer and Secretary

Milwaukee, Wisconsin
March 28, 2014

PROXY STATEMENT
FOR 2014 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, APRIL 30, 3014

ATTENDANCE AND VOTING MATTERS

        Douglas Dynamics, Inc. ("we", "our", "us" or "Company"), a Delaware corporation, is mailing this proxy statement and the accompanying form of proxy to stockholders in connection with a solicitation of proxies by our Board of Directors ("Board") for use at our 2014 annual meeting of stockholders to be held on Wednesday, April 30, 2014 at 2:00 p.m. (Central Time) at The Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, WI 53202, and all adjournments or postponements thereof ("Annual Meeting"), for the purposes set forth in the attached Notice of 2014 Annual Meeting of Stockholders. Our common stock is listed on the New York Stock Exchange LLC ("NYSE") under the symbol PLOW.

Voting at Our Annual Meeting

        Execution of a proxy given in response to this solicitation will not affect a stockholder's right to attend our Annual Meeting and to vote in person. Presence at our Annual Meeting of a stockholder who has signed a proxy does not in itself revoke that proxy. Any stockholder giving a proxy may revoke it at any time before or at the Annual Meeting by giving notice thereof to us in writing, by attending our Annual Meeting and voting in person or by delivering a proxy bearing a later date.

Voting by Proxy

        You may arrange to vote your shares by proxy or by mail following the instructions in the form of proxy card. If you choose to vote by mail, please complete your proxy card and return it to us before our Annual Meeting. We will vote your shares as you direct on your properly executed proxy card. The shares represented by executed but unmarked proxies will be voted (i) FOR the election to our Board of the nominee for director named below, (ii) FOR approval of the compensation of our named executive officers as disclosed in this proxy statement, (iii) FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014, (iv) FOR approval of the material terms of the performance goals under our annual incentive compensation plan for purposes of qualifying compensation awarded under the plan as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 ("Section 162(m)"), (v) FOR approval of the material terms of the performance goals under our 2010 Stock Incentive Plan for purposes of qualifying compensation awarded under the Plan as performance-based compensation under Section 162(m), and (vi) on such other business or matters as may properly come before our Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the items noted above, our Board has no knowledge of any other matters to be presented for action by our stockholders at the Annual Meeting.

Who Can Vote and the Number of Votes You Have

        Only holders of record of our common stock at the close of business on March 4, 2014 ("Record Date") are entitled to notice of, and to vote at, our Annual Meeting. On the Record Date, 22,221,368 shares of our common stock were outstanding and entitled to vote. Each such share is entitled to one vote on each matter submitted for stockholder approval at our Annual Meeting.

        Participants in the Douglas Dynamics, L.L.C. 401(k) Plan (the "401(k) Plan") who have allocated amounts to the common stock fund in that Plan are entitled to instruct the trustee of the 401(k) Plan how to vote shares allocated to their accounts. To the extent participants do not provide timely directions to the trustee on how to vote the shares allocated to their accounts, the trustee will vote the shares with respect to which proper direction has not been received in the same proportion as those shares for which proper direction has been received.

Required Vote

        Proposal 1:    Directors are elected by a plurality of the votes cast at our Annual Meeting. To be elected by a "plurality" of the votes cast means that the individuals who receive the largest number of votes are elected as directors. Therefore, any shares not voted, whether by an indication on the proxy card that you wish to "withhold authority," by a broker non-vote (which may occur because brokers or other nominees who hold shares for you do not have the discretionary authority to vote your uninstructed shares in the election of directors) or otherwise, have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

        Proposal 2:    The affirmative vote of the holders of a majority of shares of our common stock represented and entitled to vote at our Annual Meeting is required to approve the advisory vote on compensation of our named executive officers. Consequently, broker non-votes will have no effect on approval of the resolution, but abstentions will act as a vote against approval of the resolution. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

        Proposals 3-5:    The affirmative vote of the holders of a majority of shares of our common stock represented and entitled to vote at our Annual Meeting is required for (i) ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for 2014, (ii) approval of the material terms of the performance goals under our annual incentive compensation plan for purposes of qualifying compensation awarded under the plan as performance-based compensation under Section 162(m), and (iii) approval of the material terms of the performance goals under our 2010 Stock Incentive Plan for purposes of qualifying compensation awarded under the Plan as performance-based compensation under Section 162(m). Consequently, broker non-votes will have no effect on approval of these matters, but abstentions will act as a vote against their approval.

        A quorum of stockholders is necessary to take action at our Annual Meeting. A majority of the outstanding shares of our common stock entitled to vote, represented in person or by proxy, will constitute a quorum of stockholders at our Annual Meeting. Votes cast by proxy or in person at our Annual Meeting will be tabulated by the inspector of election appointed for our Annual Meeting. For purposes of determining whether a quorum is present, abstentions and broker non-votes (which may occur because brokers or other nominees who hold shares for you do not have the discretionary authority to vote your uninstructed shares in the election of directors or with respect to the advisory vote on the compensation of our named executive officers) will count toward the quorum requirement. For purposes of the election of directors, abstentions will have the same effect as votes withheld. For purposes of the advisory vote on the compensation of our named executive officers, the proposal to ratify our independent registered accounting firm, the proposal to approve the material terms of the performance goals under our annual incentive compensation plan and the proposal to approve the material terms of the performance goals under our 2010 Stock Incentive Plan, abstentions will have the same effect as votes against.

ELECTION OF DIRECTORS
(Proposal 1)

        Our Board currently consists of eight persons but will be reduced to six members upon the retirement of Michael W. Wickham and Jack O. Peiffer when their terms expire on the date of our Annual Meeting. Our Board is divided into three classes for purposes of election. The director or directors in one class are elected at each annual meeting of stockholders to serve for a three-year term and until their successors are duly elected and qualified. The director elected at our Annual Meeting will hold office for a three-year term expiring at our 2017 annual meeting of stockholders and until his successor is duly elected and qualified. Our other directors are not up for election this year and will continue in office for the remainder of their terms. Mr. Wickham and Mr. Peiffer are in the class of directors whose term expires at our Annual Meeting, but they are not standing for re-election and will retire as directors when their terms expire on the date of our Annual Meeting.

        As of the date of this proxy statement, the nominee for election has indicated that he is able and willing to serve as a director. However, if some unexpected occurrence should require our Board to substitute some other person or persons for the nominee, it is intended that the shares represented by proxies received and voted for such other candidate, or not voted, will be voted for another nominee selected by our Board.

Nominees for Election at the Annual Meeting

        The following sets forth certain information, as of the Record Date, about the nominee for election at our Annual Meeting. The nominee is currently a director of our Company.

        James D. Staley, 64, has been serving as a director since 2010 and will become our Lead Independent Director at the time of the Annual Meeting. He retired in 2008 after more than 35 years of service with Roadway Express, Inc. ("Roadway"), a motor freight carrier company, and its successor company, YRC Worldwide, Inc. ("YRC"), a North American transportation service provider, which acquired Roadway in 2003. Mr. Staley joined Roadway in 1971 and during his years of service with that company and its successor company, YRC, served as Chief Executive Officer of the Regional Transportation Division of YRC from 2006 to 2007, President and Chief Executive Officer of the Roadway Division of YRC from 2004 to 2005, and in various management positions for Roadway from 1971 to 2003, including Vice President of the Northeastern Division from 1993 to 1994, Vice President of Operations from 1994 to 1998, and President and Chief Executive Officer of Roadway from 1998 to 2003. Mr. Staley currently serves on the Board of Directors of Roadrunner Transportation Systems, Inc. Mr. Staley's qualifications to serve on our Board of Directors include his leadership experience at a publicly held company and his background in the transportation industry as a member of senior management of a transportation service provider.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE FOREGOING NOMINEE FOR ELECTION AS A DIRECTOR.

Directors Remaining in Office Until 2015

        James L. Packard, 71, has been serving as a director since 2010. He is the retired Chairman, President and Chief Executive Officer of Regal-Beloit Corporation, a manufacturer of mechanical and electrical products. He served as President and Chief Executive Officer of Regal-Beloit Corporation from 1986 until 2002, and as Chairman from 1986 until 2006. Mr. Packard currently serves on the Board of Directors of Clarcor Inc. and The Manitowoc Company, Inc., ABC Supply Co. Inc., First National Bank & Trust Company of Beloit and Center 1 Bancorp Inc. Mr. Packard also has previous board experience on the Board of Governors of the American Stock Exchange, the Boards of Directors of Gehl Company and Elco Corporation, and numerous manufacturing industry boards and associations. Mr. Packard's qualifications to serve on our Board of Directors include his more than 26 years of experience in senior management of a publicly-traded company, his experience as the chief executive officer of a manufacturing company and his many years of service on boards of directors and committees.

        Kenneth W. Krueger, 57, has been serving as a director since 2011. He is also a director and Chairman of the Audit Committee of The Manitowoc Company, a multi-industry capital goods manufacturer headquartered in Manitowoc, Wisconsin, a position he has held since 2004. From May 2006 until August 2009, Mr. Krueger was the Chief Operating Officer of Bucyrus International, Inc., a global mining equipment manufacturer headquartered in South Milwaukee, Wisconsin. Mr. Krueger also served as Bucyrus International, Inc.'s Executive Vice President from December 2005 until May 2006. Prior to joining Bucyrus International, Inc., Mr. Krueger was Senior Vice President and Chief Financial Officer of A. O. Smith Corporation, a global manufacturer of water heaters in Milwaukee, Wisconsin, from August 2000 until June 2005. Mr. Krueger's qualifications to serve on our Board of Directors include his leadership experience at a publicly traded company and his background in the manufacturing industry as a member of the senior management team at a global manufacturer of mining equipment.

Directors Remaining in Office Until 2016

        James L. Janik, 57, has been serving as our President and Chief Executive Officer and Director since 2004 and will become our Chairman of the Board, President and Chief Executive Officer at the time of the Annual Meeting. Mr. Janik also served as President and Chief Executive Officer of Douglas Dynamics Incorporated, the entity that previously operated our business, from 2000 to 2004. Mr. Janik was Director of Sales of our Western Products division from 1992 to 1994, General Manager of our Western Products division from 1994 to 2000 and Vice President of Marketing and Sales from 1998 to 2000. Prior to joining us, Mr. Janik was the Vice President of Marketing and Sales of Sunlite Plastics Inc., a custom extruder of thermoplastic materials, for two years. During the 11 prior years, Mr. Janik held a number of key marketing, sales and production management positions for John Deere Company. Mr. Janik's qualifications to serve on our Board of Directors include his 19 years of experience at our Company, including his 11 years of experience as our and Douglas Dynamics Incorporated's President and Chief Executive Officer, as well as his depth of experience at businesses affected by weather-related seasonality. This experience, comprehensive knowledge of the snow and ice control equipment industry, and inside perspective of the day-to-day operations of the Company provides essential insight and guidance to our Board of Directors.

        Donald W. Sturdivant, 53, has been serving as a director since 2010. He also has served, since February 2009, as Chief Executive Officer of Marietta Corporation, a manufacturer of hotel amenities for hotel chains in North America and provider of contract manufacturing to consumer packaged goods companies in both the personal care and household care markets. Prior to becoming Chief Executive Officer of Marietta Corporation, Mr. Sturdivant was Executive Vice President of Graphic Packaging International, Inc., a provider of paperboard packaging products to multinational food, beverage and other consumer products companies, from March 2008 until December 2008. He served as Senior Vice President, Consumer Packaging Division, of Graphics Packaging International, a predecessor to Graphic Packaging International, Inc., from 2003 to 2006, and as President, Performance Packaging Division, of Graphic Packaging Corporation, a predecessor to Graphic Packaging International, from 1999 to 2003. Mr. Sturdivant also was Chief Operating Officer of Altivity Packaging Corporation, another predecessor to Graphic Packaging International, Inc. from August 2006 to March 2008. Mr. Sturdivant's qualifications to serve on our Board of Directors include his leadership experience at several publicly held corporations and his background in the manufacturing industry as a member of senior management at a number of manufacturing companies.

        Margaret S. Dano, 54, has been serving as a director since 2012. She also has served since 2010 as lead director for Superior Industries International, Inc. (NYSE: SUP), a designer and manufacturer of aluminum road wheels for sale to original equipment manufacturers headquartered in Van Nuys, California, and as a member of the Superior Industries International, Inc. board of directors since 2007. She chairs the nominating and corporate governance committee of the Superior Industries International, Inc. board and serves on its audit committee. Ms. Dano was Vice President, Worldwide Operations of Garrett Engine Boosting Systems, a division of Honeywell International, Inc., from

June 2002 until her retirement from that position in 2005. From April 2002 to June 2002, she was Vice President, Global Operations, Automation and Controls Solutions of Honeywell. Before joining Honeywell, Ms. Dano served in executive or management roles with Avery Dennison Corporation, Black & Decker Corporation and General Electric Corporation. Ms. Dano has been a member of the board of directors of International Container Services, a provider of reusable container solutions in the United States, since 2011, and currently serves as lead director and as a member of the compensation committee. She has served on the board of directors and the audit, compensation and governance committees of Fleetwood Enterprises, Inc., and on the board of directors and as lead director and chair of the compensation committee of Anthony International Equipment Services Corp. Ms. Dano's qualifications to serve on our Board of Directors include her leadership experience at publicly traded manufacturing companies and her background in the manufacturing industry as a member of senior management teams with responsibility for global operations.

CORPORATE GOVERNANCE

Board Leadership Structure

        Mr. Wickham, one of our non-employee independent directors, currently serves as the Chairman of our Board of Directors, but will be succeeded by Mr. Janik when Mr. Wickham's term as a director expires at the time of the Annual Meeting. Our Board does not have a policy on whether the roles of Chief Executive Officer and Chairman should be separate. Our bylaws and Corporate Governance Guidelines provide us with the flexibility to combine or separate these roles, and our Board reserves the right to vest the responsibilities of the Chief Executive Officer and Chairman in different individuals or in the same individual depending on our Board's judgment as to the best interests of our Company. In the circumstance where the responsibilities of the Chief Executive Officer and Chairman are vested in the same individual, or where the Chairman is not considered independent, the Board of Directors will designate a Lead Independent Director from among the independent directors to preside over the executive sessions of the non-employee directors.

        On March 5, 2014, upon receiving notification of Mr. Wickham's intention to retire as a member of the Board and as our non-executive Chairman when his term as a director expires at the time of the Annual Meeting, our Board elected Mr. Janik to succeed Mr. Wickham in the role of Chairman. Mr. Janik will also continue as President and Chief Executive Officer. In conjunction with this change, our Board also appointed Mr. Staley as its Lead Independent Director. These changes are effective at the Annual Meeting.

        Currently, our Board believes it is in the best interests of our Company for the roles of Chairman and Chief Executive Officer to be combined and to appoint an Lead Independent Director from among our independent directors. Our Board believes that this leadership structure currently assists our Board in creating a unified vision for our company, streamlines accountability for our performance and facilitates our Board's efficient and effective functioning. Further, our Board believes that Mr. Janik, our President and Chief Executive Officer, is the person best qualified to serve as our Chairman in light of his extensive experience and qualifications within our industry and in-depth knowledge of our markets and customer base. Our Board also believes that having Mr. Janik serve as both our President and Chief Executive Officer and our Chairman will allow him to leverage the information gained from both roles to lead our Company most effectively.

        Mr. Staley will become our Lead Independent Director at the time of the Annual Meeting. Mr. Staley was was selected for this position because of his service on our Board since 2010, his leadership experience at a publicly held company and his background in the transportation industry as a member of senior management of a transportation service provider.

        Our Lead Independent Director's responsibilities include:

  •
  presiding at all meetings of the Board of Directors in the event of the absence of the Chairman of the Board;

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  presiding at all executive sessions of the independent directors;

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  serving as a liaison between the Chairman of the Board and the independent directors;

  •
  facilitating information flow and communication among the directors, including approving (i) agendas for meetings of the Board of Directors, (ii) scope of information being provided to the directors and (iii) meeting schedules, to ensure allotted time is sufficient for discussion; and

  •
  being available for consultation and direct communication with major stockholders if requested by such stockholders.

        Our Lead Independent Director also has the authority to call meetings of the independent directors.

Risk Management and Oversight

        Our full Board of Directors oversees our risk management process. Our Board oversees a company-wide approach to risk management, carried out by management. Our full Board determines the appropriate risk for our company generally, assesses the specific risks we face and reviews the steps taken by management to manage those risks.

        While the full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, our Compensation Committee is responsible for overseeing the management of risks relating to the Company's executive compensation plans and arrangements and the incentives created by the compensation awards it administers. Our Audit Committee oversees management of enterprise risks as well as financial risks and is also responsible for overseeing potential conflicts of interests. Our Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of the Board of Directors. Pursuant to the Board's instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by the Board and its committees.

Board Meetings

        Our Board held five meetings in 2013 and the non-management directors of our Board met in executive session four times in 2013. Each of the directors currently serving on our Board attended at least 75% of the aggregate of the number of meetings of the Board held in 2013 and the total number of meetings held by each committee of the Board on which such director served during the period in which the director served on the Board or the applicable committee in 2013. We strongly encourage our directors to attend the annual meeting of stockholders each year.

Corporate Governance and Independent Directors

        Our Board has in effect Corporate Governance Guidelines that, in conjunction with the Board committee charters, establish processes and procedures to help ensure effective and responsive governance by the Board. The Corporate Governance Guidelines are available, free of charge, on our website, www.douglasdynamics.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the Securities and Exchange Commission ("SEC").

        The Corporate Governance Guidelines provide that a majority of the members of the Board must be independent directors under the listing standards of the NYSE. An "independent" director is a director who meets the NYSE definition of independence, as determined by the Board. Pursuant to the Guidelines and the requirements of the NYSE, the Board has affirmatively determined by resolution that none of Messrs. Staley, Packard, Sturdivant, Peiffer, Wickham or Krueger or Ms. Dano has any material relationship with the Company, and, therefore, each is independent in accordance with the NYSE listing standards. The Board will regularly review the continuing independence of the directors.

Communications with the Board

        Interested persons may contact any individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending a written communication to the Company's Corporate Secretary at Douglas Dynamics, Inc., 7777 North 73rd Street, Milwaukee, Wisconsin 53223. Each communication should specify the applicable addressee or addressees as well as the general topic of communication. The Board has instructed the Corporate Secretary to review such correspondence and, in his discretion, not to forward items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate. Concerns about questionable accounting or audit matters or possible violations of the Company's Code of Business Conduct and Ethics should be reported pursuant to the procedures outlined in the Code of Business Conduct and Ethics. A copy of the Code of Business Conduct and Ethics is available on our website (www.douglasdynamics.com).

Board Committees

        Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees has the responsibilities set forth in formal written charters adopted by our Board. Copies of each of these charters are available on our website (www.douglasdynamics.com).

  Audit Committee

        The Audit Committee is comprised of Messrs. Staley, Packard, Sturdivant, Peiffer, Wickham and Krueger and Ms. Dano, and is chaired by Mr. Krueger. Our Board has determined that Mr. Peiffer and Mr. Krueger are each "audit committee financial experts" as defined by the SEC. Messrs. Peiffer and Wickham will retire as directors effective as of the Annual Meeting. This committee is generally responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm; evaluation of our independent registered public accounting firm's qualifications, independence and performance; review and approval of the scope of our annual audit and audit fee; review of our critical accounting policies and estimates; review of the results of our annual audit and our quarterly consolidated financial statements; and oversight of our internal audit function. The Audit Committee met four times during 2013.

        In accordance with Rule 10A-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and the listing standards of the NYSE, all of our Audit Committee members are independent within the meaning of Rule 10A-3 under the Exchange Act and the listing standards of the NYSE.

  Compensation Committee

        The Compensation Committee is comprised of Messrs. Staley, Packard, Sturdivant, Peiffer, Wickham and Krueger and Ms. Dano, and is chaired by Mr. Staley. Messrs. Peiffer and Wickham will retire as directors effective as of the Annual Meeting. This committee is generally responsible for oversight of our overall compensation structure, policies and programs; review and approval of the compensation programs applicable to our executive officers; determination of the compensation of our directors; administering, reviewing and making recommendations with respect to our equity compensation plans; and reviewing succession planning for our executive officers. The Compensation Committee met four times during 2013. In accordance with the listing standards of the NYSE, all of our Compensation Committee members are independent within the meaning the listing standards of the NYSE.

        Our Compensation Committee's role and duties are set forth in the Compensation Committee's charter. Among other things, the Compensation Committee now has responsibility to do the following:

  •
  oversee our overall compensation structure, policies and programs;

  •
  assess whether our compensation structure establishes appropriate incentives for management and employees;

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  administer and make recommendations to our Board of Directors on equity- and incentive-based compensation plans that require approval from our Board of Directors;

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  review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate our Chief Executive Officer's performance in light of those goals and objectives and set the Chief Executive Officer's compensation level based on this evaluation;

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  oversee the evaluation of the other executive officers and set the compensation of other executive officers based upon the recommendation of the Chief Executive Officer;

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  approve stock option and other stock incentive awards for executive officers;

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  review and approve the design of other benefit plans pertaining to executive officers;

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  review and recommend employment agreements and severance and change of control arrangements for our executive officers;

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  approve, amend or modify the terms of any compensation or benefit plan that does not require stockholder approval;

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  review and discuss with management our Compensation Discussion and Analysis and related disclosures that SEC rules require be included in our annual report and proxy statement, recommend to our Board of Directors based on the review and discussions whether the Compensation Discussion and Analysis should be included in the annual report and proxy statement and prepare the compensation committee report required by SEC rules for inclusion in our annual report and proxy statement;

  •
  determine and recommend to our Board of Directors a desired frequency, if any, for the advisory stockholder vote on the compensation of our named executive officers (the "say on pay" vote) to be recommended to stockholders at the annual meeting at least once every six years in accordance with applicable law, SEC rules and NYSE listing requirements and prior stockholder votes on this subject;

  •
  oversee our response to the outcome of stockholder votes on say on pay and the frequency of say on pay; and

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  review and oversee risks associated with our compensation policies and practices.

        Under its charter, the Compensation Committee may delegate authority to a subcommittee consisting of no fewer than two members of the Compensation Committee. The Compensation Committee has not delegated its authority as relates to the compensation of executive officers and does not currently intend to do so. Our executive officers do not currently play a direct role in determining the amount or form of executive officer or director compensation. Our Chief Executive Officer and Chief Financial Officer, however, attend meetings (other than executive sessions) of the Compensation

Committee at the invitation of the Compensation Committee, make recommendations to the Compensation Committee concerning compensation of our executive officers (other than themselves) and assist the Compensation Committee in evaluating the performance of our executive officers (other than themselves).

        The Compensation Committee has the authority under its charter to retain, obtain the advice of and terminate compensation consultants, outside counsel, other experts and other advisors to assist it. It may, however, select such advisors only after taking into consideration all factors relevant to the advisors' independence from management, including those specified in the NYSE Listed Company Manual. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any advisor retained by the Compensation Committee, and we provide for appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to advisors retained by the Compensation Committee.

        Prior to setting 2013 compensation for our executive officers, as described in further detail under "Executive Compensation—Compensation Discussion and Analysis," the Compensation Committee engaged an independent compensation consultant, Frederic W. Cook & Co, Inc. ("FW Cook"), to conduct a competitive review of compensation levels for two of our executive officers, Messrs. Janik and McCormick. The Compensation Committee also engaged FW Cook to conduct a competitive review of the structure of our long-term incentive program for our executive officers, resulting in the changes described below under "Executive Compensation—Compensation Discussion and Analysis—Developments Affecting 2013 Compensation." The Compensation Committee has assessed the independence of FW Cook pursuant to SEC rules and NYSE listing standards and concluded that FW Cook's work for the Compensation Committee does not raise any conflict of interest. Except for this engagement, the Compensation Committee did not otherwise retain a compensation consultant for purposes of determining executive officer and director compensation for 2013, and FW Cook did not provide any other services to our company.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is comprised of Messrs. Staley, Packard, Sturdivant, Peiffer, Wickham and Krueger and Ms. Dano, and is chaired by Mr. Packard. Messrs. Peiffer and Wickham will retire as directors effective as of the Annual Meeting. This committee is generally responsible for recruiting and retaining qualified persons to serve on our Board of Directors, including proposing such individuals to our Board of Directors for nomination for election as directors; evaluating the performance, size and composition of our Board of Directors; establishing procedures for the consideration of Board of Director candidates recommended by the Company's stockholders; assessing the independence of each member of our Board of Directors; reviewing the compensation of directors for service on our Board of Directors and its committees and recommend to the full Board changes in compensation; and overseeing our compliance activities. The Nominating and Corporate Governance Committee met four times during 2013.

        The Nominating and Corporate Governance Committee identifies nominees for director based upon suggestions by non-employee directors, management members or stockholders. The selection criteria for membership on our Board include, at a minimum, the following: (i) personal and professional ethics and integrity; (ii) specific business experience and competence, including an assessment of whether the candidate has experience in, and possesses an understanding of, business issues applicable to the success of a publicly-traded company; (iii) financial acumen, including whether the candidate, through education or experience, has an understanding of financial matters and the preparation and analysis of financial statements; (iv) educational background; and (v) whether the candidate has expressed a willingness to devote sufficient time to carrying out his or her duties and responsibilities effectively and is committed to service on the Board. The Committee considers these criteria in the context of the perceived needs of the Board as whole and seeks to achieve a diversity of experience, opinion and occupational and personal backgrounds on the Board.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders based upon the same criteria as applied to candidates identified by our Board or our management. Recommendations should be directed to the committee in care of our Corporate Secretary. Under our Bylaws, stockholder nominations of directors must be received by us at 7777 N. 73rd Street, Milwaukee, WI 53223, directed to the attention of the Corporate Secretary, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders and any such nominations must contain the information specified in our Bylaws. The deadline for submission of nominations for the Annual Meeting has passed. Candidate submissions by stockholders for our 2015 annual meeting of stockholders must be received by us no later than January 30, 2015 and no earlier than December 31, 2014.

Policies and Procedures Governing Related Person Transactions

        Our Board has adopted written policies and procedures regarding related person transactions. These policies and procedures require the review and approval of all transactions involving us or any of our subsidiaries and a related person in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year and (ii) a related person has or will have a direct or indirect interest (other than solely as a result of being a director or less than 10% beneficial owner of another entity) prior to entering into such transaction.

        For purposes of the policy, related persons include our directors, executive officers, 5% or greater stockholders and parties related to the foregoing, such as immediate family members and entities they control. In reviewing such transactions, the policy requires our Audit Committee to consider all of the relevant facts and circumstances available to the Audit Committee, including the extent of the related person's interest in the transaction and whether the relationship should be continued or eliminated. In determining whether to approve a related party transaction, the standard applied by the Audit Committee is whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and whether or not a particular relationship serves the best interest of our company and our stockholders. In addition, the policy delegates to the chair of the Audit Committee the authority to pre-approve or ratify any transaction with a related person in which the aggregate amount involved is expected to be less than $1,000,000.

Compensation Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee is an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee.

Certain Relationships and Related Party Transactions

        There were no transactions since December 31, 2012 to which we have been a party in which the amount involved in the transaction exceeded or will exceed $120,000, and in which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Significant Stockholders

        The following table sets forth the beneficial ownership of our common stock as of the Record Date (or such other date as is indicated) by each person who is known to us to be the beneficial owner of more than 5% of our outstanding common stock as of the Record Date (or such other date). Beneficial ownership of these shares consists of sole voting power and sole investment power except as noted below.

Name of Beneficial Owner	Number of Shares	Percent
Capital World Investors(1)	1,350,000	6.1%
FMR LLC(2)	3,279,696	14.8%
JPMorgan Chase & Co.(3)	3,003,975	13.5%
Rutabaga Capital Management(4)	2,187,895	9.8%

(1)
Based on information contained in a Schedule 13G filed with the SEC on February 13, 2014. The Schedule 13G/A states that Capital World Investors had, as of December 31, 2013, the sole power to vote or direct the vote and sole power to dispose or direct the disposition of 1,350,000 of these shares.

(2)
Based on information contained in a Schedule 13G filed with the SEC on February 14, 2014. The Schedule 13G/A states that FMR LLC had, as of December 31, 2013, the sole power to vote or direct the vote and sole power to dispose or direct the disposition of 242,700 of these shares.

(3)
Based on information contained in a Schedule 13G filed with the SEC on January 16, 2014. The Schedule 13G/A states that JPMorgan Chase & Co. had, as of December 31, 2013, the sole power to vote or direct the vote and sole power to dispose or direct the disposition of 2,904,518 of these shares.

(4)
Based on information contained in a Schedule 13G filed with the SEC on February 7, 2014. The Schedule 13G/A states that Rutabaga Capital Management had, as of December 31, 2013, the sole power to vote or direct the vote and sole power to dispose or direct the disposition of 1,905,545 of these shares.

Executive Officers and Directors

        The following table sets forth the beneficial ownership, as of the Record Date, of our common stock by each of our directors, each of our current named executive officers (see "Compensation Discussion and Analysis" below), and by all of our current directors and executive officers as a group. Beneficial ownership of these shares consists of sole voting power and sole investment power except as noted below.

Name of Beneficial Owner	Number of Shares		Percentage of Class
James L. Janik	278,890		1.3%
Robert L. McCormick	111,806		*
Mark Adamson	53,745	(1)	*
Keith Hagelin	49,324		*
Jack O. Peiffer	20,048		*
Michael W. Wickham	9,158		*
James D. Staley	9,544		*
James L. Packard	19,044	(2)	*
Donald W. Sturdivant	8,815		*
Kenneth Krueger	6,983		*
Margaret S. Dano	4,974		*
All current directors and executive officers as a group (11 persons)	572,331	(1)	2.6%

*
Denotes ownership of less than 1%.

(1)
Includes options held by Mr. Adamson to purchase 26,350 shares that, as of the Record Date, were exercisable currently or within 60 days.

(2)
Includes shares held by the James L. and Nancy J. Packard Revocable Trust of 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        We are the North American leader in the design, manufacture and sale of snow and ice control equipment for light trucks, which consists of snowplows and sand and salt spreaders, and related parts and accessories. We are also a leading manufacturer of turf and other commercial/industrial grounds control products. We sell our products under the WESTERN®, FISHER®, BLIZZARD®, SNOWEX®, TURFEX® and SWEEPEX® brands which are among the most established and recognized in the industry.

        We believe our business benefits from an exceptional management team that is responsible for establishing our leadership in the snow and ice control equipment industry for light trucks. Our senior management team, consisting of four officers, has an average of approximately 23 years of weather-related industry experience and an average of over 13 years with our company. James Janik, our President and Chief Executive Officer, has been with us for over 20 years and in his current role since 2000, and through his strategic vision we have been able to expand our distributor network and grow our market leading position. Mr. Janik will become our Chairman of the Board, President and Chief Executive Officer at the time of the Annual Meeting. We have sought to establish competitive compensation programs that enable us to attract and retain skillful, experienced and dedicated executive officers as well as to motivate management to maximize performance while building stockholder value.

        Our named executive officers for 2013 were James L. Janik, our President and Chief Executive Officer; Robert McCormick, our Executive Vice President, Chief Financial Officer and Secretary; Mark Adamson, our Senior Vice President, Sales and Marketing; and Keith Hagelin, our Senior Vice President, Operations. These four officers were the only employees of our company who served as "executive officers" within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934, as amended.

2013 Say on Pay Vote

        In May 2013 (after the 2013 executive compensation actions described in this Compensation Discussion and Analysis section had taken place), we held an advisory stockholder vote on the compensation of our named executive officers at our annual stockholders' meeting. Consistent with the recommendation of our Board of Directors, our stockholders approved our executive compensation, with more than 99% of votes cast in favor. The Compensation Committee considered these voting results and, consistent with the strong vote of stockholder approval they represented, elected not to undertake any material changes to our executive compensation programs in response to the outcome of the vote.

Developments Affecting 2013 Compensation

        In 2013, in connection with the competitive review of compensation conducted by Frederic W. Cook & Co, Inc. ("FW Cook") described below under "—Role of Benchmarking in the Compensation-Setting Process," the Compensation Committee determined to alter our long-term incentive program for our executive officers beginning in 2013. Under the new program, in 2013 we made the first of what we expect to be annual grants of performance share units and time-vesting restricted stock units to our executive officers under our 2010 Stock Incentive Plan ("2010 Stock Plan"). The performance share units made up 60% of the total long-term incentive award opportunity for our named executive officers and were earned based on our actual performance as measured by cumulative free cash flow during a three-year performance period ending in the year in which the performance share units are granted.

The target number of units granted was determined as of the grant date based on the average closing price during the 30 trading days prior to the grant date. The earned shares are subject to additional time-vesting, as follows: one-third of the earned units were vested on the last day of the performance period, two-thirds of the earned units will vest on the first anniversary of the last day of the performance period and the remaining one-third of the earned units will vest on the second anniversary of the performance period. The performance goal was the sum of target cumulative cash flow for each single year during the performance period. The time-vesting restricted stock units made up the remaining 40% of the total long-term incentive award opportunity for our named executive officers and vests ratably over the three years following the grant date, contingent on continued employment. The number of units granted was determined as of the grant date based on the average closing price during the 30 trading days prior to the grant date.

        The Compensation Committee decided to grant the performance share units earlier in the performance cycle, compared to our prior practices, to provide a closer link between the intended value of the potential compensation of our named executive officers and our share price, thereby linking more closely the interests of our named executive officers to the interests of our stockholders. The Compensation Committee also believes that shortening the period for determining the target number of units to be awarded provides a closer alignment between the intended target value and the accounting treatment of the awards.

        The Compensation Committee determined that the modified long-term equity program implemented in 2013 was consistent with its goal for long-term compensation of furthering four key objectives:

  •
  Pay for Performance:  Emphasize variable compensation that is linked to our performance, as measured by our profitability and free cash flow, in an effort to generate and reward superior corporate performance

  •
  Alignment of Interests:  Use free cash flow as the key performance metric, linking executives' incentive goals with the interests of our stockholders

  •
  Long-Term Success:  Support and reward executives for consistent performance over time and achievement of our long-term strategic goals

  •
  Retention:  In a seasonal business model with potential dramatic swings in profitability, attract and retain highly qualified executives whose abilities are critical to our success and competitive advantage

Other Highlights of Our Compensation Programs

        We periodically review best practices in the area of executive compensation and update our compensation policies and practices to reflect those that we believe are appropriate for our company, including, in addition to the examples listed above, the following:

  •
  In addition to the long-term equity compensation program discussed above, the key components of our compensation program for our named executive officers for 2013 were base salary, annual cash incentive awards under our annual incentive plan ("Annual Incentive Plan") and other compensation consisting primarily of matching 401(k) contributions, the salaried employee pension plan, health and welfare benefits and other perquisites.

  •
  We pay for performance, offering our named executive officers the opportunity to earn a substantial amount of variable compensation based on our profitability and free cash flow.

  •
  We set compensation programs to focus our named executive officers on both our short and long-term company performance by providing a mix of both short and long term compensation in the form of our Annual Incentive Plan and the equity compensation program discussed above.

  •
  We do not provide "single trigger" change of control severance, which means that, for an executive officer to receive severance benefits under an employment agreement, in addition to the change in control there must be some adverse change in the circumstances of the executive officer's employment.

  •
  Our equity compensation plan does not permit repricing of stock options without stockholder approval.

  •
  We periodically review our pay practices to ensure that they do not encourage excessive risk taking.

  •
  We do not guarantee salary increases or bonuses for our executive officers.

Objectives of our Compensation Programs

        We believe that a skilled, experienced and dedicated senior management team is essential to the future performance of our company and to building stockholder value. We have sought to establish competitive compensation programs that enable us to attract and retain executive officers with these qualities as well as to motivate management to maximize performance while building stockholder value.

        We compensate our named executive officers through both short term cash programs, including annual salary and an annual incentive plan, and long term incentive programs, reflecting a mix of fixed and variable compensation. Although our compensation program provides for a mix of both short and long term compensation and cash and non-cash compensation, we do not have any specific policy on those allocations. Our compensation philosophy is centered on providing an opportunity for an executive's total annual compensation to exceed what we believe is the general market level of compensation for similar executive roles. Our business is subject to variability of earnings due to year-to-year variations in snowfall. Accordingly, we have designed our compensation program to provide for a competitive annual salary while offering our named executive officers the opportunity to earn a substantial amount of variable compensation based on our profitability and free cash flow. This program aligns named executive officer compensation with our variable earnings model and is intended to differentiate us from our competitors when attracting and motivating our executives.

Role of the Compensation Committee and Management in the Compensation-Setting Process

        Our Compensation Committee's role in reviewing and approving executive compensation includes the duties and responsibilities set forth in the Compensation Committee's charter. Among other things, the Compensation Committee has responsibility to do the following:

  •
  oversee our overall compensation structure, policies and programs;

  •
  assess whether our compensation structure establishes appropriate incentives for management and employees;

  •
  administer and make recommendations to our Board of Directors on equity- and incentive-based compensation plans that require approval from our Board of Directors;

  •
  review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate our Chief Executive Officer's performance in light of those goals and objectives and set the Chief Executive Officer's compensation level based on this evaluation;

  •
  oversee the evaluation of the other executive officers and set the compensation of other executive officers based upon the recommendation of the Chief Executive Officer;

  •
  approve stock option and other stock incentive awards for executive officers;

  •
  review and approve the design of other benefit plans pertaining to executive officers;

  •
  review and recommend employment agreements and severance and change of control arrangements for our executive officers;

  •
  approve, amend or modify the terms of any compensation or benefit plan that does not require stockholder approval;

  •
  review and discuss with management our Compensation Discussion and Analysis and related disclosures that SEC rules require be included in our annual report and proxy statement, recommend to our Board of Directors based on the review and discussions whether the Compensation Discussion and Analysis should be included in the annual report and proxy statement and prepare the compensation committee report required by SEC rules for inclusion in our annual report and proxy statement;

  •
  determine and recommend to our Board of Directors a desired frequency, if any, for the advisory stockholder vote on the compensation of our named executive officers (the "say on pay" vote) to be recommended to stockholders at the annual meeting at least once every six years in accordance with applicable law, SEC rules and NYSE listing requirements and prior stockholder votes on this subject;

  •
  oversee our response to the outcome of stockholder votes on say on pay and the frequency of say on pay;

  •
  review and oversee risks associated with our compensation policies and practices; and

  •
  select consultants or other advisors only after taking into consideration all factors relevant to that person's independence from management.

        Our Chief Executive Officer recommends base salaries for our executive officers other than himself to the Compensation Committee for its approval and recommends performance targets under the Annual Incentive Plan for approval by the Compensation Committee, as explained in more detail under the section entitled "Annual Incentive Plan" below. Our Chief Executive Officer also negotiates employment agreements with executive officers, subject to review by the Compensation Committee, and makes recommendations to the Compensation Committee with respect to equity awards for our named executive officers other than himself. All compensation elements for our Chief Executive Officer are reviewed and approved by the Compensation Committee.

Role of Benchmarking in the Compensation-Setting Process

        In developing our compensation programs for our named executive officers for 2012, the Compensation Committee engaged an independent compensation consultant, FW Cook, to conduct a competitive review of compensation levels for Messrs. Janik and McCormick. The Compensation Committee also engaged FW Cook to conduct a competitive review of the structure of our long-term incentive program for our executive officers, resulting in the changes described above under "—Developments Affecting 2013 Compensation." The Committee has assessed the independence of FW Cook pursuant to SEC rules and NYSE listing standards and concluded that FW Cook's work for the Compensation Committee does not raise any conflict of interest. Because of our status as a leading company in a niche industry without any publicly traded direct competitors, for the review of compensation levels for Messrs. Janik and McCormick in 2012, FW Cook selected 13 peer companies based on their similar profitability and size as measured by assets. The peer companies (the "2012 Peer Group") were the following:

• Alamo Group Inc.	• Lindsay Corporation
• Arctic Cat, Inc.	• Lydall Corporation
• Blount International, Inc.	• Met-Pro Corporation
• Cascade Corporation	• RBC Bearings Incorporated
• FreightCar America, Inc.	• Sun Hydraulics Corporation
• Hurco Companies, Inc.	• Twin Disc, Inc.
• Kadant Corporation

        Using a three year average, our size relative to the 2012 Peer Group was as follows: our net income was equal to the median net income of the 2012 Peer Group; our total assets were slightly above the 2012 Peer Group median; our revenue and number of employees were below the 25th percentile of the 2012 Peer Group; and our market capitalization was between the 25th percentile and the median of the 2012 Peer Group. The results of our competitive review are described above under "—Developments Affecting 2013 Compensation" and below under "—Base Salary," "—Annual Incentive Compensation" and "—Long Term Incentive Compensation." The Compensation Committee determined in 2012 that its intention for future competitive reviews of compensation was to conduct such reviews only every other year. Accordingly, it did not conduct such a review in 2013.

        We did not otherwise use the services of a compensation consultant or engage in benchmarking except for the Chairman of the Compensation Committee's informal consultation with FW Cook regarding the competitiveness of our retirement benefits for our executive officers. No changes to our compensation or benefits were made as a result of this informal consultation. We based compensation levels in 2013 on the review conducted by FW Cook in 2012 as to the compensation of Messrs. Janik and McCormick, on the recommendations of Mr. Janik as to the compensation of Messrs. Adamson and Hagelin and, as to all of our named executive officers, on the collective experience of the members of our Board of Directors, Compensation Committee and our Chief Executive Officer, their business judgment and their experiences in recruiting and retaining executives.

Elements of Executive Compensation

        The key components of our compensation program for our named executive officers for 2013 were base salary, annual cash incentive awards under our Annual Incentive Plan, long-term equity incentive awards under our 2010 Stock Plan and other compensation consisting primarily of matching 401(k) contributions, the salaried employee pension plan, health and welfare benefits and other perquisites. Each component of our compensation program has an important role in creating compensation arrangements that motivate and reward strong performance and in retaining the named executive officers who deliver strong performance.

Base Salary

        We pay our named executive officers a base salary to compensate them for services rendered and to provide them with a steady source of income for living expenses throughout the year. In general, the base salary of each executive was initially established through arm's-length negotiations at the time the individual was hired, taking into account the individual's qualifications, experience, level of responsibility, as well as internal pay equity considerations.

        In 2013, our Chief Executive Officer conducted a review of the base salaries of our named executive officers (other than himself) for potential increases and recommended changes to the Compensation Committee for its final determination. The Compensation Committee also reviewed the base salaries of our Chief Executive Officer and our Chief Financial Officer in light of compensation data presented by the Committee's chairman and the competitive review of compensation levels for Messrs. Janik and McCormick conducted by FW Cook described above under "—Role of Benchmarking in the Compensation-Setting Process." Based on these considerations, the Compensation Committee maintained the salaries of our executive officers within a competitive range of the 2012 Peer Group. Generally, the Committee considers salaries within +/- 15% of median peer group levels to be competitive, but in some circumstances considers a higher salary level necessary to offer competitive compensation. The Compensation Committee maintained Mr. Janik's base salary at a level within +/-15% of the 50th percentile of the 2012 Peer Group and Mr. McCormick's base salary at a level slightly above the 75th percentile of the 2012 Peer Group. The Compensation Committee determined to pay Mr. McCormick a base salary above the 75th percentile of the 2012 Peer Group based on its evaluation of his performance and his expected future contributions to our company. In early 2013, the Compensation Committee increased Mr. Janik's base salary by 4.0% and, based on the recommendations of our Chief Executive Officer, increased the base salaries of Messrs. McCormick, Adamson and Hagelin by 4.0%, 3.5% and 3.5%, respectively, in each case in keeping with our budgeted guidelines for salary increases for salaried employees. In September 2013, the Compensation Committee increased the base salaries of Messrs. Adamson and Hagelin by an additional 2.0% in connection with their promotion to Senior Vice President—Sales and Marketing, and Senior Vice President—Operations, respectively. Our named executive officers' base salaries for 2013 after these increases were as follows:

Executive	2013 Base Salary
James Janik	$490,348
Robert McCormick	$310,724
Mark Adamson	$237,461
Keith Hagelin	$227,660

Annual Incentive Plan

        Our named executive officers, as well as certain other management employees, participate in the Annual Incentive Plan, which provides an opportunity to earn a cash bonus upon achievement of certain performance targets approved by the Compensation Committee. These performance objectives are designed to link management's focus with overall Company objectives by providing the executive an opportunity to earn additional short-term compensation. We emphasize variable compensation to provide an opportunity for total annual compensation for our named executive officers to exceed what the Compensation Committee believes, based on its members' and our Chief Executive Officer's collective experience, business judgment and experiences in recruiting and retaining executives, to be the general market level of compensation for similarly situated executives in the event of superior performance.

        The 2013 performance metrics under the Annual Incentive Plan were comprised of two components, operating income and free cash flow. These components were weighted 70% and 30%, respectively. Historically, operating income has always been a component under the Annual Incentive Plan and has always been weighted 70%. This weighting reflects the Compensation Committee's belief that any incentive compensation should be driven principally by the Company's profitability. Our management is given discretion to recommend what performance metric or metrics will comprise the remaining 30% of the annual bonus opportunity. This allows our management to select a metric or metrics that reflect the current focus of our business, which are then submitted by the Chief Executive

Officer to the Compensation Committee for approval. Management's decision to recommend free cash flow for 2013 was based on its use of free cash flow as a primary measure of our profitability and our ability to pay dividends and its view that free cash flow is influenced to a lesser degree by factors below the operating profit level than some other performance measures. Our Chief Executive Officer has a target bonus level of 100% of his base salary. Each other named executive officer has a target bonus level of 75% of his annual base salary. The total payout under the Annual Incentive Plan was subject to an overall cap of 150% of annual salary for our Chief Executive Officer and 125% of annual base salary for each other named executive officer. For Messrs. Janik and McCormick, these target potential payment levels were above the 75th percentile of the 2012 Peer Group, but these potential payment levels were based on what the Compensation Committee believed, based on its members' and our Chief Executive Officer's (except with respect to his own Annual Incentive Plan payout) collective experience, business judgment and experiences in recruiting and retaining executives, to be a competitive level of annual incentive compensation to provide appropriate incentives and retention. See below for a detailed discussion of our performance metrics and the calculation of payouts for 2013.

        For the year ending December 31, 2013, we paid out 105.5% of base salary to our Chief Executive Officer and 80.5% of base salary to our other named executive officers. The payout to our Chief Executive Officer was comprised of 72.1% and 33.4% payouts for the operating income and free cash flow metrics, respectively. The payouts to the other named executive officers were comprised of 54.6% and 25.9% for the operating income and free cash flow metrics, respectively.

        The operating income metric, as defined in the Annual Incentive Plan, measures the degree by which actual operating income performance exceeds or falls short of baseline operating income. Actual operating income is defined as earnings before interest, taxes, depreciation and amortization less depreciation, plus other expense, adjusted for non recurring expenses, as approved by the Compensation Committee. Baseline operating income is set annually by the Compensation Committee. For 2013, the Compensation Committee set baseline operating income at plan as determined by management and approved by our Board of Directors based upon historical trends and assumptions. Specifically, the plan assumed average snowfall, increasing truck sales and a slight improvement in overall economic conditions. For 2013 the baseline operating income target was $39.5 million. Actual operating income, as defined in the Annual Incentive Plan, totaled $40.1 million. As a result, based on 2013 performance and the 70% weighting, the payout for this component of the annual incentive plan was 72.1% of annual base salary for our Chief Executive Officer and 54.6% of annual base salary for our other named executive officers.

        The following table sets forth the reconciliation between 2013 actual operating income used for purposes of the Annual Incentive Plan, and the operating income reported in our financial statements (in millions):

Operating Income per Financial Statements	$27.5
Adjustments
Amortization	$5.2
Impairment of assets held for sale	$0.6
Stock Based Compensation	$2.6
Other Legal Expenses	$(0.5)
Trynex Operating Loss	$3.5
Acquisition Costs	$1.2
Adjusted Operating Income per Annual Incentive Plan	$40.1

        The following table sets forth the calculation of the 72.1% of base salary payout based on operating income component for our Chief Executive Officer (dollars in millions):

Comparison of Actual to Target Operating Income
Baseline Operating Income Target	$39.5
Adjusted Operating Income per Annual Incentive Plan	$40.1
Percentage Surplus	1.5%
Effect on Operating Income Bonus Level
Payout at Target (Reflecting 70% Weighting)	70.0%
Excess of Target Level Due to 101.5% Performance	2.1%
Actual Operating Income Payout	72.1%

        The following table sets forth the calculation of the 54.6% of base salary payout based on operating income component for our other named executive officers (dollars in millions):

Comparison of Actual to Target Operating Income
Baseline Operating Income Target	$39.5
Adjusted Operating Income per Annual Incentive Plan	$40.1
Percentage Surplus	1.5%
Effect on Operating Income Bonus Level
Payout at Target (Reflecting 70% Weighting)	52.5%
Excess of Target Level Due to 101.5% Performance	2.1%
Actual Operating Income Payout	54.6%

        Our free cash flow ("FCF") is defined as cash generated by operating activities, less net cash used in investing activities, adjusted for non recurring items, as approved by the Compensation Committee. For 2013, the target bonus for this component would have been achieved at FCF of $28.5 million. If FCF were below $9.5 million, then no FCF bonus would be earned. If FCF were above $9.5 million but below the target, the payout would be reduced linearly from the target amounts. If FCF is higher than target, the payout would have increased linearly for each $1 million increase in FCF above target by 0.833% for each named executive officer, subject to the overall Annual Incentive Plan cap. Actual FCF for 2013 was $32.8 million.

        The following table sets forth the reconciliation between 2013 actual free cash flow used for purposes of the Annual Incentive Plan, and the free cash flow reported in our financial statements (in millions):

Free cash flow per Financial Statements	$29.5
Adjustments
Trynex free cash flow	$2.7
Acquisition costs in excess plan	$0.6
Adjusted Free Cash Flow per Annual Incentive Plan	$32.8

        The following table sets forth the calculation of the 33.4% of base salary payout based on the FCF component for our Chief Executive Officer (dollars in millions):

Comparison of Actual to Target FCF
FCF Target	$28.5
Actual FCF	$32.8
Surplus FCF Over Target	$4.3
Effect on FCF Bonus Level
Payout at Target (Reflecting 30% Weighting)	30%
Increase Due to $4.3 Million Surplus (0.833% Per Million)	3.4%
Actual FCF Payout	33.4%

        The following table sets forth the calculation of the 25.9% of base salary payout based on the FCF component for our other named executive officers (dollars in millions):

Comparison of Actual to Target FCF
FCF Target	$28.5
Actual FCF	$32.8
Surplus FCF Over Target	$4.3
Effect on FCF Bonus Level
Payout at Target (Reflecting 30% Weighting)	22.5%
Increase Due to $4.3 Million Surplus (0.833% Per Million)	3.4%
Actual FCF Payout	25.9%

        In setting the performance goals under the Annual Incentive Plan our intention is to provide for challenging and ambitious targets to further our overall goal of increasing stockholder value. Though challenging, we believe the goals are attainable through a collaborative effort by our named executive officers.

        The Compensation Committee has the right to review and approve payouts made under the Annual Incentive Plan. The Compensation Committee reviewed the results of the Annual Incentive Plan prior to bonus payment in March 2014 after the completion of the audit of our 2013 results. The Compensation Committee has the authority to modify, suspend or terminate the Annual Incentive Plan at any time.

Long Term Incentive Compensation

  Equity-Based Compensation

        Stock Incentive Plans.    We introduced the 2004 Stock Incentive Plan (the "2004 Stock Plan") in April 2004 and the 2010 Stock Plan in May 2010. The 2010 Stock Plan, which is administered by the Compensation Committee, enables us to grant equity awards to our key employees, including our named executive officers, and our non-employee directors. It replaced the 2004 Stock Plan, which served a similar purpose but currently governs only awards that were granted prior to our adoption of the 2010 Stock Plan. No further awards will be made under the 2004 Stock Plan. We adopted these plans because we believe that long term performance is achieved though an ownership culture that rewards and encourages long term performance by our named executive officers though the use of stock-based awards. We are seeking stockholder approval of certain provisions of the 2010 Stock Plan and our Annual Incentive Plan at the 2014 Annual Meeting for purposes of permitting qualifying compensation awarded under the plans to be qualified as performance-based compensation under Section 162(m) of the Internal Revenue Code.

        Long Term Equity Program.    In 2013, as described above under "Developments Affecting 2013 Compensation," in connection with the competitive review of compensation conducted by FW Cook,

the Compensation Committee determined to alter its long-term incentive program for its executive officers beginning in 2013. Under the new program, in 2013 we made the first of what we expect to be annual grants of performance share units and time-vesting restricted stock units to our executive officers under our 2010 Stock Plan.

        Performance Share Units.    The performance share units granted in 2013 made up 60% of the total long-term incentive award opportunity for our named executive officers. The target number of units granted was determined as of the grant date based on the average closing price during the 30 trading days prior to the grant date. The threshold, target and maximum number of performance share units subject to these awards for our named executive officers were as follows:

Name	Threshold	Target	Maximum
James Janik	—	28,008	42,012
Robert McCormick	—	13,652	20,478
Mark Adamson	—	7,781	11,672
Keith Hagelin	—	7,460	11,190

        The performance goal for the performance share units granted in 2013 was the sum of target cumulative free cash flow ("FCF") for each single year during the 2011-2013 performance period. Our FCF is defined as cash generated by operating activities, less net cash used in investing activities, adjusted for non-recurring items, as approved by the Compensation Committee. The target cumulative FCF for 2011, 2012 and 2013 was $30.4 million, $32.7 million and $28.5 million, respectively. The sum of these, which constituted the target level performance goal for the performance share units, was $91.6 million. The threshold level of cumulative FCF for the performance share units was $54.0 million. The maximum level of cumulative FCF for the performance share units was $135 million. If our actual cumulative FCF for 2011-2013 met or exceeded $54.0 million, then the threshold number of performance share units would be earned. If our actual cumulative FCF for 2011-2013 met or exceeded $96.1 million, then the target number of performance share units would be earned. If our actual cumulative FCF for 2011-2013 met or exceeded $135 million, then the maximum number of performance share units would be earned.

        Any performance share units earned based on our cumulative FCF performance are subject to additional time-vesting, as follows: one-third of the earned units were vested on the last day of the performance period, two-thirds of the earned units will vest on the first anniversary of the last day of the performance period and the remaining one-third of the earned units will vest on the second anniversary of the performance period.

        Our cumulative FCF for 2011-2013, as adjusted for non-recurring items and approved by the Compensation Committee, was $94.4 million, or 103.2% of target. As a result, the following number of performance share units were earned, subject to continued time-vesting as described above:

Name	Actual
James Janik	28,909
Robert McCormick	14,091
Mark Adamson	8,031
Keith Hagelin	7,700

        Time-Vesting Restricted Stock Units.    The time-vesting restricted stock units made up the remaining 40% of the total long-term incentive award opportunity for our named executive officers and vests ratably over the three years following the grant date, contingent on continued employment. The number of units granted was determined as of the grant date based on the average closing price during the 30 trading days prior to the grant date.

        Prior to the implementation of the new long-term equity incentive program described above, we maintained a 2010 Long-Term Equity Incentive Program under the 2010 Stock Plan pursuant to which our executive officers, including our named executive officers, were granted shares of our common stock. Awards were made under that program in 2012 pursuant to which shares were issued in early 2013. The target value of these awards was determined on the basis of the percentages of base salaries shown in the table below.

        The target aggregate value of these awards was determined as a percentage of the participant's annual base salary for 2012, as set forth below with respect to our named executive officers:

Executive	Value of Award (As % of Base Salary)
James Janik	130%
Robert McCormick	100%
Mark Adamson	75%
Keith Hagelin	75%

        The number of shares issued to each executive officer in early 2013 was determined by dividing the aggregate target award value by $14.18, which was the average trading price of the common stock during the fourth quarter of 2012. As with the previous year's awards, 60 percent of the shares were issued in payment of the performance-based incentive award and were subject to reduction, elimination or increase (to up to 150 percent of the target amount) based on our performance with respect to the free cash flow goals (as defined in the program) over the performance period 2010-2012. The remaining 40 percent of the shares were granted as restricted stock, divided into three equal tranches for purposes of vesting. The first tranche was immediately vested upon grant and the remaining two tranches will vest in January 2014 and 2015, contingent on the executive officer's continuous employment through the applicable vesting date.

        The Compensation Committee determined to implement a long-term incentive program because it believes that long-term incentives are an essential part of our total compensation package, which is intended to promote ownership, higher performance and ultimately higher stockholder return, and to further the goals discussed above under "Developments Affecting 2013 Compensation." It chose the mix of performance-vested versus time-vested stock grants based on what it believed, based on informal discussions with compensation consultants and its own informal review of company proxy statements, was the average mix between retention and performance based stock of approximately 30% retention and 70% performance. The Compensation Committee then adjusted this mix to 40% retention and 60% performance based on its view that the performance component should be somewhat lower than average to reflect the inherent snowfall related performance volatility of our business model.

        The Compensation Committee based its determination of the amounts of the grants under the long-term incentive program on a comparison of nine peer companies that were part of a compensation study conducted by one of our stockholders during our IPO process or newly selected by the Committee for purposes of the comparison. Because of our status as a leading company in a niche industry without any publicly traded direct competitors, we selected the following peer companies based on their business operations being manufacturing companies and seasonal business models with similar profitability. The nine peer companies were the following:

• Arctic Cat, Inc.	• Polaris Industries, Inc.
• Briggs & Stratton Corp	• Reddy Ice Holdings, Inc.
• Cascade Corporation	• The Toro Company
• Lindsay Corporation	• Twin Disc, Inc.
• Modine Manufacturing Company

        The amounts granted to our named executive officers reflected the average of annual equity-based compensation paid by the peer companies to similarly situated executives. Based on the competitive review of compensation conducted by FW Cook in 2012, the target amounts of the grants under the long-term incentive program for Messrs. Janik and McCormick were between the 50th and the 75th percentiles of similarly situated executives in the 2012 Peer Group.

        The Compensation Committee decided to make the changes to our long-term equity incentive for 2013 described above and grant the performance share units earlier in the performance cycle to provide a closer link between the intended value of the potential compensation of our named executive officers and our share price, thereby linking more closely the interests of our named executive officers to the interests of our stockholders. The Compensation Committee also believes that shortening the period for determining the target number of units to be awarded will provide a closer alignment between the intended target value and the accounting treatment of the awards.

  Frozen Long Term Cash-Based Incentive Plan

        Prior to 2004, we did not maintain an equity-based compensation program. To entice our key employees to maintain a long term commitment to us, our predecessor-in-interest introduced the Long Term Incentive Plan ("LTIP") in 1992. In October 2010, our Compensation Committee adopted a new long-term incentive program that took effect in early 2011 and froze the LTIP effective as of December 31, 2010. The LTIP was a cash-based plan. Participants were recommended by the Chief Executive Officer and were subject to review and approval by the Compensation Committee. The Compensation Committee reviewed and approved all allocations and payments under the LTIP. One of our named executive officers, Mr. Hagelin, is a participant in the frozen LTIP. Under the LTIP, bookkeeping accounts are maintained for each participant tracking the participant's accrued balance under the LTIP. Prior to our determination to freeze the LTIP effective December 31, 2010, vested account balances were generally paid out only in connection with a termination of employment, either in a lump sum or in installments depending on the reason for termination and the amount of the account balance at the time of termination, subject to partial payout during employment if an account balance exceeds two times the participant's base salary. See "—Non-Qualified Deferred Compensation" for additional information regarding the payout of account balances.

Other Compensation

        In addition to their base salaries and awards under incentive plans described above, our named executive officers receive matching contributions under our 401(k) plan in the same manner as all of our employees who participate in the plan. During 2013, we matched 20% of a participant's pre-tax contributions up to the first 5% of such participant's base salary up to the maximum allowed by the plan. We also made an automatic contribution of 3% of pay to all participants' accounts in the 401(k) plan. Beginning in 2013, we added a Company stock fund to the 401(k) plan allowing employees to direct up to 20% of their 401(k) account balance into the fund.

        The named executive officers were eligible to participate in the Douglas Dynamics, L.L.C. Salaried Pension Plan on the same basis as our other salaried employees during 2013. Effective as of January 1, 2012, the Douglas Dynamics, L.L.C. Salaried Pension Plan was frozen as to non-grandfathered participants (those with less than five years of service) and the benefit formula was reduced for grandfathered participants (those with five or more years of service). As a result of these changes, the tax-qualification rules under the Code applicable to this Plan will no longer permit certain of our highly compensated employees, including our named executive officers, to continue to accrue benefits under the Plan. In response to this limitation, in November 2011, we adopted a new deferred compensation plan, the Douglas Dynamics Nonqualified Deferred Compensation Plan (the "Deferred Compensation Plan"), in which our named executive officers are eligible to participate, to serve in part as a vehicle to provide replacement benefits to these executive officers. The Deferred Compensation Plan permits us to make discretionary contributions to the accounts of participants, and in 2012 and 2013 we made annual contributions having an actuarial equivalent value of the annual pension accrual that participants lost as a result of being unable to continue participating in the Douglas Dynamics, L.L.C. Salaried Pension Plan. We expect to make similar contributions in the future. The amounts that we contributed to the accounts of our named executive officers in 2013 having such an actuarial value are set forth in the column titled "All Other Compensation" in the "Summary Compensation Table." The Deferred Compensation Plan also permits participants to defer on an elective basis up to 80% of their respective base salaries and up to 100% of their respective bonuses and performance-based compensation, although our Board of Directors has not authorized such deferrals at this point in time. For further description of the Deferred Compensation Plan, please see below under "—Narrative Disclosure to Non-Qualified Deferred Compensation for 2013 Table."

        Each named executive officer is also eligible to participate in all other benefit plans and programs that are or may be available to our other executive employees, including any health insurance or health care plan, disability insurance, vacation and sick leave, and other similar plans. Our named executive officers received no perquisites in 2013.

Exercise of Discretion in Executive Compensation

        The Compensation Committee has the discretion to adjust awards under the Annual Incentive Plan, but historically has not exercised such discretion either to approve payments to named executive officers if a performance goal in a given year is not attained or to reduce payments to named executive officers if a performance goal is met.

        Our Compensation Committee meets as often as required during the year in furtherance of its duties, including a review of all Company annual incentive plans and compensation for Mr. Janik.

Severance and Change of Control Arrangements

        All of our named executive officers are parties to employment agreements. Under each of these employment agreements, the named executive officer is eligible for severance benefits consisting of base salary continuation (ranging from twelve to 24 months), paid COBRA coverage for twelve months and accelerated vesting of a portion of the executive's then outstanding stock options if his employment is terminated by us without cause or if the executive resigns due to a material breach by us. Additionally, Mr. Janik is entitled to receive a pro-rated portion of his annual bonus under the Annual Incentive Plan if his employment is terminated for any reason other than a termination by us for cause or resignation other than for a material breach.

        We compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to named executive officers. We view these benefits as appropriate for the named executive officers who may not be in a position to readily obtain comparable employment within a reasonable period of time.

        Additionally, in the event of a change of control (as defined in the option award agreements), all of the unvested options held by Messrs. Janik and Adamson would become fully vested.

        Certain of our named executive officers, Mr. Janik and Mr. McCormick, have long service records with us and generally have provided the vision and leadership that has built us into the successful enterprise that we are today. We believe that providing these change of control benefits will keep these individuals, as well as the other named executive officers, focused on stockholders interests rather than income security in the event of a potential change of control transaction.

        Please refer to the discussion below under "—Potential Payments upon Termination or Change of Control" for a more detailed discussion of our severance and change of control arrangements.

Stock Ownership Guidelines

        One of the key objectives of our executive compensation program is alignment of the interests of our executive officers with the interests of our stockholders. We believe that ensuring that executive officers are stockholders and have a significant financial interest in our company is an effective means to accomplish this objective. In early 2013, our Board of Directors approved stock ownership guidelines setting levels of ownership of our common stock that our executive officers, including our named executive officers, and our non-employee directors are expected to satisfy within five years. The ownership requirements are as follows:

Position	Ownership Requirement
Chief Executive Officer	3x Base Salary
Other Executive Officers	2x Base Salary
Non-Employee Directors	3x Cash Portion of Annual Retainer

        Newly appointed executive officers and non-employee directors (after the effective date of the guidelines) will have until the fifth anniversary of their appointment to satisfy their ownership requirement. Each of our executive officers and non-employee directors has either satisfied the ownership requirements under the guidelines or has additional time to do so.

Policy Regarding Restatements

        We do not currently have a formal policy requiring a fixed course of action with respect to compensation adjustments following later restatements of financial results. Under those circumstances, our Board of Directors or Compensation Committee would evaluate whether compensation adjustments were appropriate based on the facts and circumstances surrounding the restatement. We expect the NYSE to adopt rules pursuant to the Dodd—Frank Wall Street Reform and Consumer Protection Act in the future mandating that all listed companies, including our company, adopt a policy requiring the recoupment of incentive compensation paid to executive officers on the basis of financial results that are subsequently subject to a material restatement. We intend to adopt a policy that complies with the rules when they are issued.

Tax Deductibility

        The Compensation Committee has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our named executive officers. Section 162(m) places a limit of $1 million on the amount of compensation that a publicly held corporation may deduct in any one year with respect to its chief executive officer and each of the next three most highly compensated executive officers (other than its chief financial officer). In general, certain performance-based compensation approved by stockholders is not subject to this deduction limit. Prior to our IPO, since we were not publicly-traded, the Compensation Committee did not take the deductibility limit imposed by Section 162(m) into consideration in making compensation decisions. Subsequent to our IPO, the Compensation Committee has adopted a policy that, where reasonably practicable, we will seek to qualify the variable compensation paid to our named executive officers for an exemption from the deductibility limits of Section 162(m). However, we may authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate to attract and retain executive talent. In addition, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our intentions, that compensation intended to satisfy the requirements for deductibility under Section 162(m) will do so. We are seeking stockholder approval of certain provisions of the 2010 Stock Plan at the 2014 Annual Meeting for purposes of permitting qualifying compensation awarded under the plan to be qualified as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Summary Compensation Table for Fiscal Year Ended December 31, 2013

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
James Janik	2013	$490,348	—	$945,807	$520,982	$(44,429)	$68,191	$1,980,899
President and CEO	2012	$475,000	$25,000	$521,802	—	$81,433	$79,902	$1,183,137
	2011	$412,006	—	$552,497	$485,113	$134,497	$4,476	$1,588,589
Robert McCormick	2013	$310,724	—	$461,009	$251,878	$(19,460)	$48,717	$1,052,868
EVP and CFO	2012	$301,000	$25,000	$261,297	—	$29,833	$53,966	$671,096
	2011	$278,117	—	$286,866	$258,735	$57,730	$4,780	$886,228
Mark Adamson	2013	$237,461	—	$263,096	$195,260	$(9,266)	$44,223	$730,774
VP, Sales and Marketing	2012	$229,861	$25,000	$154,979	—	$16,157	$49,509	$475,506
	2011	$229,861	—	$179,538	$213,842	$41,321	$4,526	$669,088
Keith Hagelin	2013	$227,660	—	$252,270	$187,193	$(39,412)	$57,505	$685,216
VP, Operations	2012	$220,376	$25,000	$148,592	—	$60,626	$61,847	$516,441
	2011	$220,376	—	$171,292	$205,018	$97,962	$2,085	$696,733

(1)
Reflects the grant date fair value of stock awards as determined pursuant to Accounting Standards Codification ("ASC") Topic 718. See Note 13, Stock-based Compensation in the notes to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2013. The amount includes awards that are subject to performance conditions, valued at the grant date based upon the probable outcome of such conditions, as follows: Mr. Janik—$416,318; Mr. McCormick—$202,910; Mr. Adamson—$115,646; and Mr. Hagelin—$110,894. The value of these awards at the grant date assuming that the highest level of performance conditions would be achieved is as follows: Mr. Janik—$604,973; Mr. McCormick—$294,883; Mr. Adamson—$168,077; and Mr. Hagelin—$161,131.

(2)
Reflects the actual payouts for the 2013, 2012 and 2011 Annual Incentive Plan, respectively.

(3)
Reflects change in pension plan value.

(4)
Reflects 401(k) match and Company contributions to the Douglas Dynamics Nonqualified Deferred Compensation Plan. See table below.

Name	401(k) Contribution	Contribution to Deferred Compensation Plan	Total All other Compensation
James Janik	$17,962	$50,229	$68,191
Robert McCormick	$13,072	$35,645	$48,717
Mark Adamson	$9,275	$34,948	$44,223
Keith Hagelin	$9,116	$48,389	$57,505

 Grant of Plan-Based Awards in Year 2013

								All Other Stock Awards: Number of Shares of Stock or Units(3)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
									Grant Date Fair Value of Stock Awards(4)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
James Janik	1/3/2013	—	—	—	—	—	—	17,418	$257,438
	3/6/2013	—	—	—	—	28,008	42,012	—	$416,318
	3/6/2013	—	—	—	—	—	—	18,672	$272,051
		$0	$498,750	$748,125	—	—	—	—	—
Robert McCormick	1/3/2013	—	—	—	—	—	—	8,490	$125,482
	3/6/2013	—	—	—	—	13,652	20,478	—	$202,910
	3/6/2013	—	—	—	—	—	—	9,102	$132,616
		$0	$234,780	$391,300	—	—	—	—	—
Mark Adamson	1/3/2013	—	—	—	—	—	—	4,863	$71,875
	3/6/2013	—	—	—	—	7,781	11,672	—	$115,646
	3/6/2013	—	—	—	—	—	—	5,187	$75,575
		$0	$178,430	$297,383	—	—	—	—	—
Keith Hagelin	1/3/2013	—	—	—	—	—	—	4,662	$68,904
	3/6/2013	—	—	—	—	7,460	11,190	—	$110,894
	3/6/2013	—	—	—	—	—	—	4,974	$72,471
		$0	$171,067	$285,112	—	—	—	—	—

(1)
Amounts reported above reflect the potential performance based incentive cash payments each executive could earn pursuant to the Annual Incentive Plan for 2013 with the following explanations:

•
Threshold (0%)—a minimum level of performance is required to begin earning an incentive. Thus, if these minimum thresholds are not met, the payout is $0.

•
Target (100% payout for our CEO, 75% for the other named executive officers)—the performance metrics are established to pay the indicated targeted incentive percentage of base salary for meeting expected performance levels as determined by the plan.

•
Maximum (150% payout for our CEO, 125% for the other named executive officers)—per the plan documentation, the indicated maximum payout percentage of base salary has been established.

(2)
Represents performance shares granted under our 2010 Stock Incentive Plan in March 2013. The number of shares that were earned based on our achievement of specified cumulative free cash flow objectives over the performance period from January 1, 2011 to December 31, 2013 were as follows: Mr. Janik, 28,909; Mr. McCormick, 14,091, Mr. Adamson, 8,031 and Mr. Hagelin, 7,700. These shares are subject to a requirement of continued service and will vest at a rate of one-third on each of December 31, 2013, December 31, 2014 and December 31, 2015.

(3)
Shares with a grant date of January 3, 2013 represent shares issued in settlement of awards granted in 2012 under our 2010 Long-Term Equity Program. Shares with a grant date of March 6, 2013 represent a grant of shares subject to ratable vesting in three annual installments beginning March 6, 2014.

(4)
Represents grant date fair value as calculated pursuant to ASC Topic 718.

Narrative Disclosure to Summary Compensation Table for Year Ended December 31, 2013 and Grants of Plan-Based Awards in Year 2013 Table

        Certain elements of compensation set forth in the Summary Compensation Table for Year Ended December 31, 2013 and Grants of Plan-Based Awards for Year 2013 Table reflect the terms of employment agreements between us and certain of the named executive officers.

        James L Janik.    We are a party to an employment agreement with Mr. Janik entered into on March 30, 2004. The agreement had an initial term of three years, after which it remains effective for successive one-year periods until we give or are provided by Mr. Janik with 90 days' notice of termination prior to each successive renewal date. The agreement provides for an initial base salary of $270,000 per year, subject to annual increase at the discretion of our Compensation Committee.

Pursuant to this provision, Mr. Janik's salary has been increased periodically, most recently to $498,750 in 2013. In addition, pursuant to his employment agreement, Mr. Janik is eligible to receive an annual performance bonus of up to 100% of his base salary. As discussed in "—Annual Incentive Plan," for 2013 Mr. Janik was eligible to receive an annual performance bonus of up to 150% of his base salary.

        Robert L. McCormick.    We are a party to an employment agreement with Mr. McCormick entered into on September 7, 2004. The agreement had an initial term of three years, after which it remains effective for successive one-year periods until we give or are provided by Mr. McCormick with 90 days' notice of termination prior to each successive renewal date. The agreement provides for an initial base salary of $195,000 per year, subject to annual review and adjustment at the discretion of our Board of Directors. Pursuant to this provision, Mr. McCormick's salary has been increased periodically, most recently to $313,040 in 2013. In addition, pursuant to his employment agreement Mr. McCormick is eligible to receive an annual performance bonus of up to 100% of his base salary. As discussed in "—Annual Incentive Plan," for 2013 Mr. McCormick was eligible to receive an annual performance bonus of up to 125% of his base salary.

        Mark Adamson.    We are a party to an employment agreement with Mr. Adamson entered into on August 27, 2007. The agreement has an initial term of three years, after which it will remain effective for successive one-year periods until we give or are provided by Mr. Adamson with 90 days' notice of termination prior to each successive renewal date. The agreement provides for an initial base salary of $205,000 per year, subject to annual review and adjustment at the discretion of our Board of Directors. Pursuant to this provision, Mr. Adamson's salary has been increased periodically, most recently to $237,906 in 2013. In addition, pursuant to his employment agreement, Mr. Adamson is eligible to receive an annual performance bonus of up to 100% of his base salary. As discussed in "—Annual Incentive Plan," for 2013 Mr. Adamson was eligible to receive an annual performance bonus of up to 125% of his base salary.

        Keith Hagelin:    We are party to an employment agreement with Mr. Hagelin, entered into on June 14, 2010. The agreement will remain effective until we give or are provided by Mr. Hagelin with 90 days of notice of termination. The agreement provides for an initial base salary of $215,000 per year, subject to annual review and adjustment at the discretion of our Board of Directors. Pursuant to this provision, Mr. Hagelin's salary was increased to $228,089 in 2013. In addition, Mr. Hagelin is eligible to receive an annual performance bonus of up to 100% of his base salary. As discussed in "—Annual Incentive Plan," for 2013 Mr. Hagelin was eligible to receive an annual performance bonus of up to 125% of his base salary.

        In connection with our IPO, each of these employment agreements was amended for purposes of complying with Section 409A of the Internal Revenue Code. The amendments provide that it is our intent that the agreements satisfy the requirements of Section 409A and are interpreted consistent with that intent. The amendments further provide that, to the extent required by Section 409A, severance payments that become due under the agreements that are considered deferred compensation at the time of termination of employment will be delayed until the earlier of six months following the applicable executive's termination of employment or the date of the executive's death following termination of employment, at which time all such delayed payments will be paid in lump sum to the executive without interest.

Outstanding Equity Awards at Year End 2013

        The following table sets forth for each named executive officer, unexercised options, unvested stock and equity incentive plan awards as of the end of 2013.

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
James Janik	—	—	—	—	122,190	(3)	$2,055,236
Robert McCormick	—	—	—	—	60,977	(4)	$1,025,633
Mark Adamson	26,350	—	$4.21	8/27/2017	23,669	(5)	$398,113
Keith Hagelin	—	—	—	—	29,798	(6)	$501,202

(1)
These stock options were granted on the date ten years prior to the expiration date and become vested over a five-year period following the grant date with 20% of the shares underlying the option becoming vested on each anniversary of the grant date.

(2)
Based on a market value as of December 31, 2013 of $16.82 per share, which was the closing sale price of a share of our common stock on the last trading day of the year.

(3)
15,554 shares will vest on January 3, 2014; 10,789 shares will vest on January 3, 2015; 5,806 shares will vest on January 3, 2016; 21,229 shares will vest on each of May 4, 2014 and 2015; 6,224 shares will vest on each of March 6, 2014, 2015 and 2016; and 9,636 shares will vest on each of March 7, 2014, December 31, 2014 and December 31, 2015.

(4)
7,892 shares will vest on January 3, 2014; 5,418 shares will vest on January 3, 2015; 2,830 shares will vest on January 3, 2016; 10,822 shares will vest on each of May 4, 2014 and 2015; 3,034 shares will vest on each of March 6, 2014, 2015 and 2016; and 4,697 shares will vest on each of March 7, 2014, December 31, 2014 and December 31, 2015.

(5)
4,773 shares will vest on January 3, 2014; 3,225 shares will vest on January 3, 2015; 1,621 shares will vest on January 3, 2016; 416 shares will vest on each of May 4, 2014 and 2015; 1,729 shares will vest on each of March 6, 2014, 2015 and 2016; and 2,677 shares will vest on each of March 7, 2014, December 31, 2014 and December 31, 2015.

(6)
4,569 shares will vest on January 3, 2014; 3,092 shares will vest on January 3, 2015; 1,554 shares will vest on January 3, 2016; 3,954 shares will vest on each of May 4, 2014 and 2015: 1,658 shares will vest on each of March 6, 2014, 2015 and 2016; and 2,567 shares will vest on each of March 7, 2014, December 31, 2014 and December 31, 2015.

 Option Exercises and Stock Vested in Fiscal 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
James Janik	—	—	59,235	$852,767
Robert McCormick	—	—	29,809	$429,191
Mark Adamson	—	—	11,676	$169,808
Keith Hagelin	—	—	14,735	$212,824

(1)
Amounts represent the product of the number of shares acquired on vesting and the closing market price of the shares on the vesting date.

Pension Benefits

        The following table sets forth each named executive officer's pension benefits as of the end of 2013.

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
James Janik	Salaried Pension	20.3	$562,847	—
Robert McCormick	Salaried Pension	8.3	$177,668	—
Mark Adamson	Salaried Pension	5.4	$107,102	—
Keith Hagelin	Salaried Pension	17.7	$359,833	—

(1)
The number of years of credited service includes service with Douglas Dynamics L.L.C., the entity that previously operated our business. The additional years of service so recognized are 11 years for Mr. Janik and 8 years for Mr. Hagelin.

        We sponsor a defined benefit plan, the Douglas Dynamics, L.L.C. Salaried Pension Plan, in which our named executive officers participate. Until January 1, 2012, the accrued benefit under the plan was 1.67% of final average monthly compensation multiplied by years of service (capped at 30 years) less 1.67% of monthly social security benefit multiplied by years of service (capped at 30 years). "Final average monthly compensation" is calculated based on the highest five year consecutive total compensation during the last ten years of employment. Effective January 1, 2012, benefits under the Douglas Dynamics, L.L.C. Salaried Pension Plan were frozen except for employees with five or more years of service. For employees with five or more years of service, benefits accrued on and after January 1, 2012 will be based on 1.00%, rather than 1.67%, of final average monthly compensation multiplied by years of service (capped at 30 years) less 1.00%, rather than 1.67%, of monthly social security benefit multiplied by years of service (capped at 30 years). As a result of these changes, the tax-qualification rules under the Internal Revenue Code applicable to the plans will no longer permit certain of our highly compensated employees, including our named executive officers, to continue to accrue benefits under the Douglas Dynamics, L.L.C. Salaried Pension Plan.

        Participants may receive their full benefit upon normal retirement at age 65 or a reduced benefit upon early retirement at age 55 with ten years of service. Reduced benefits are also available after termination with five years of service.

        The amounts in the table above reflect the actuarial present value of the named executive officer's benefits under our defined benefit plan and are determined using the interest rate and other assumptions discussed in Note 12 in the notes to the consolidated financial statements for the year ended December 31, 2013 included in our Annual Report on Form 10-K for the year ended December 31, 2013.

Non-Qualified Deferred Compensation for 2013

        The following table sets forth information for the year ended 2013 regarding the Douglas Dynamics Nonqualified Deferred Compensation Plan and, for Mr. Hagelin, the LTIP. The LTIP was frozen as of December 31, 2010.

Name(1)	Executive Contributions in Last FY	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
James Janik	—	$50,229	$14,220	—	$116,181
Robert McCormick	—	$35,645	$10,091	—	$82,448
Mark Adamson	—	$34,948	$15,071	—	$85,631
Keith Hagelin	—	$48,389	$12,354	—	$362,547

(1)
Messrs. Janik, McCormick and Adamson do not participate in LTIP.

(2)
All of the amounts shown in the "Registrant Contributions in Last FY" column are included in the "All Other Compensation" column of the "Summary Compensation Table" for the last completed fiscal year.

Narrative Disclosure to Non-Qualified Deferred Compensation for 2013 Table

        All amounts allocated to Mr. Hagelin's account under the LTIP are vested except in the event of his voluntary separation or termination for cause. In this case, the last two years will not be considered vested and will be subtracted from his account balance. When we froze the LTIP, we established new payout schedules for participants depending on their status as "active" or "inactive." Mr. Hagelin, as an active participant who will also participate in our new long-term incentive program (described below) will be eligible for payment under the LTIP as follows: at normal retirement, 100% of the accrued benefit will be paid in five equal annual installments beginning the first full calendar year after retirement; upon another voluntary termination or a termination without cause, 60% of the accrued benefit will be paid in five equal installments beginning the first calendar year after such termination; and upon a termination for cause, all accrued benefits will be forfeited and no payments will be made. If the total in Mr. Hagelin's account reaches two times his base salary, one-fifth of the account balance will be paid out by February 15th of the following year. See "—Long Term Incentive Compensation—Long Term Incentive Plan" for additional information regarding the LTIP.

        Since 2012, we have maintained a deferred compensation plan, the Douglas Dynamics Nonqualified Deferred Compensation Plan (the "Deferred Compensation Plan"). Amounts deferred under the Deferred Compensation Plan during 2013 are included in the table above. We adopted the Deferred Compensation Plan in conjunction with our decision to freeze or reduce the rates of benefit accruals under the Douglas Dynamics, L.L.C. Salaried Pension Plan as described above. As a result of these changes to the tax-qualified pension plans, the tax-qualification rules under the Code applicable to the plans will no longer permit certain of our highly compensated employees, including our named executive officers, to continue to accrue benefits under the Douglas Dynamics, L.L.C. Salaried Pension Plan. Accordingly, the Deferred Compensation Plan was adopted in part to serve as a vehicle to provide replacement benefits to these executive officers.

        The Deferred Compensation Plan permits us to make discretionary contributions to the accounts of participants, and in 2012 and 2013 we made annual contributions having an actuarial equivalent value of the annual pension accrual that participants lost as a result of being unable to continue participating in the Douglas Dynamics, L.L.C. Salaried Pension Plan. We expect to make similar contributions in the future. The Deferred Compensation Plan also permits participants to defer on an elective basis up to 80% of their respective base salaries and up to 100% of their respective bonuses and performance-based compensation, although our Board of Directors has not authorized such deferrals at this point in time.

        The amounts allocated under the Deferred Compensation Plan in any year are credited to a bookkeeping account to be maintained in the name of that participant under the Deferred Compensation Plan. Participants in the Deferred Compensation Plan are immediately and fully vested in their Deferred Compensation Plan account. Deferred Compensation Plan participants' accounts are credited with a deemed investment return determined as if the account were invested in one or more investment alternatives selected by the Company for corporate-owned life insurance policies that we intend to use to fund our obligations under the Deferred Compensation Plan.

        Allocations of our contributions and amounts deferred by participants under the Deferred Compensation Plan, if any, and deemed investment returns to a participant's Deferred Compensation Plan account are generally not subject to Federal income tax, and we will not receive a deduction for the amounts deferred or allocated to a participant's account, until those amounts are distributed pursuant to the Deferred Compensation Plan.

        We will distribute the balance of a participant's Deferred Compensation Plan account attributable to our contributions upon the later of the participant's separation from service or age 55, or upon the occurrence of an unforeseeable hardship (in an amount necessary to address the hardship). We will distribute the balance of participant's Deferred Compensation Plan account attributable to employee contributions upon the participant's separation from service, whether or not the participant has attained age 55, or upon the occurrence of an unforeseeable hardship (in an amount necessary to address the hardship). The distribution will be in a lump sum or up to ten installments, as elected by the participant, except that the distribution will automatically be made in a lump sum in the case of a hardship distribution or if the participant's account balance is less than $25,000 at the time a separation from service. Participants also may elect in advance to have all or a portion of their own contributions distributed prior to a separation from service upon a designated date, subject to requirements specified in the Deferred Compensation Plan. Such distributions may be made in a lump sum or in up to five installments. Although we currently intend to fund our obligations under the Deferred Compensation Plan using corporate-owned life insurance policies, our obligations to make distributions under the Deferred Compensation Plan are our general, unsecured obligations and rank equally with our other unsecured and unsubordinated indebtedness.

Potential Payments upon Termination or Change of Control

        The information below describes certain compensation and benefits to which our named executive officers are entitled in the event their employment is terminated under certain circumstances and/or a change of control occurs. See the table at the end of this section for the amount of compensation and benefits that would have become payable under existing plans and contractual arrangements assuming a termination of employment and/or change of control had occurred on December 31, 2013 assuming a market value of our common stock on that date of $16.82, which was the closing sale price of a share of our common stock on such date, given the named executive officers' compensation and service levels as of such date. There can be no assurance that an actual triggering event would produce the same or similar results as those estimated if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different. Unless otherwise noted specifically below, a change of control will not be triggered as a result of this offering.

Involuntary Termination Without Cause or Resignation Due to Material Breach

        As described above, we are a party to employment agreements with each of the named executive officers, all of which were entered into prior to December 31, 2010. Under these employment agreements, if we terminate the executive's employment without Cause (as defined below), or if the executive were to terminate his employment due to a Material Breach (as defined below) by us, the executive would be entitled to receive severance benefits consisting of base salary continuation. Under such circumstances, Mr. Janik would be entitled to 24 months of his base salary, and each of Messrs. McCormick, Adamson and Hagelin would be entitled to 12 months of his base salary, in each case paid monthly. Any unvested stock options scheduled to vest at the next applicable vesting date would vest pro-rata according to the number of months the executive was employed during the relevant vesting period. We would also continue each executive's benefits for one year at the executive's election and cost. Additionally, Mr. Janik would also have been entitled to receive a pro-rated portion of his annual performance bonus for the year of termination. Severance payments would generally be subject to the executive's compliance with certain non-competition, non-solicitation and confidentiality covenants (described in more detail below) during the period severance payments are being made.

        Under each employment agreement, "Cause" means the occurrence or existence of any of the following with respect to an executive, as determined in good faith by a majority of the disinterested members of our Board of Directors: (a) a material breach by the executive of any of his material obligations under the employment agreement which remains uncured after the lapse of 30 days following the date that we have given the executive written notice thereof; (b) a material breach by the executive of his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with us or any of our respective affiliates which has not been approved by a majority of the disinterested members of our Board of Directors, if in any such case such material breach remains uncured after the lapse of 30 days following the date that we have given the executive written notice thereof; (c) the repeated material breach by the executive of any material duty referred to in clause (a) or (b) above as to which at least two (2) written notices have been given pursuant to such clause (a) or (b); (d) any act of misappropriation, embezzlement, intentional fraud or similar conduct involving us; (e) the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving moral turpitude; (f) intentional infliction of any damage of a material nature to any of our property; or (g) the repeated non-prescription abuse of any controlled substance or the repeated abuse of alcohol or any other non-controlled substance which, in any case described in this clause, our Board of Directors reasonably determines renders the executive unfit to serve us as an officer or employee.

        Under each employment agreement, the executive has the right to terminate his employment if (a) we fail to perform a material condition or covenant of the employment agreement that remains uncured after an applicable cure period or (b) we repeatedly fail to perform a material condition or covenant of the employment agreement as to which at least two written notices have been given by the executive (each of clause (a) and (b), a "Material Breach"). Additionally, under Mr. Janik's employment agreement, Material Breach also includes the relocation of his principal place of performance to outside the Milwaukee, Wisconsin metropolitan area without his prior written consent.

        Each of the employment agreements contains a non-competition provision that prevents the executive officer from working for or investing in our competitors and a non-solicit provision that prevents the executive officer from soliciting our employees, in each case for three years after termination of employment, and a perpetual nondisclosure provision.

Termination due to Death, Disability or Retirement

        Under the employment agreements, if the executive's employment terminates due to death, Disability (as defined below) or retirement, the executive would generally not be entitled to severance benefits except as follows. In the event of an executive's death, we would be obligated to continue coverage of such executive's dependents (if any) under all benefit plans and programs for a period of six months at no charge to the dependants. Additionally, under the Annual Incentive Plan, in the event of termination due to death or Disability and, in the case of Mr. Janik, his retirement, each executive (or his beneficiaries) would be entitled to receive a prorated portion of his annual performance bonus for the year of termination. As a participant in the LTIP, Mr. Hagelin would remain 100% vested in his account balance and would receive a lump sum distribution. The restricted stock units that we granted to the named executive officers in March 2013 also provide for continued vesting upon retirement after age 65 or after age 55 with ten years of service.

        Under the employment agreements, "Disability" means a disability that renders the executive unable to perform the essential functions of his position, even with reasonable accommodation, for a period of 60 consecutive days or for 90 days within any 180 day period.

Treatment of Vested Stock Options

        Under the terms of each employment agreement and option award agreement with Messrs. Janik and Adamson, in the event an executive's employment with us terminates for any reason, other than for Cause, he would be entitled to exercise any vested stock options held by him for a period of 180 days after the termination date, except that if Mr. Janik's employment is terminated without Cause, or due to his death, Disability or retirement, or he resigns due to a Material Breach, he has a period of 24 months to exercise all vested stock options held by him.

Treatment of Restricted Stock and Restricted Stock Units

        Under the terms of restricted stock and restricted stock unit awards granted prior to 2013 to Messrs. Janik, McCormick, Adamson and Hagelin, in the event the executive's employment with us terminates for any reason, he will forfeit any then unvested shares of restricted stock or restricted stock units. Under the terms of the restricted stock unit awards granted in March 2013, in the event an executive's employment with us terminates due to the executive's retirement after age 65 or after age 55 with 10 years of service, the restricted stock units will continue to vest.

Change of Control

  Messrs. Janik, McCormick and Adamson.

        Stock Options.    Under the terms of each employment agreement and option award agreement with Messrs. Janik and Adamson, in the event of a change of control (as defined below), any unvested options held by the executive accelerate and become fully vested.

        For purposes of the employment agreements and option award agreements, "change of control" means any time (i) any person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than Aurora, Ares and their respective affiliates collectively shall have obtained the power (whether or not exercised) to elect a majority of our members of our Board of Directors (or similar governing body); (ii) Douglas Holdings shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interests in the limited liability company interests of Douglas Dynamics, L.L.C.; or (iii) the majority of the seats (other than vacant seats) on our Board of Directors (or similar governing body) cease to be occupied by persons who either (a) were members of our Board of Directors on April 12, 2004 or (b) were nominated for election by our Board of Directors, a majority of whom were directors on April 12, 2004 or whose election or nomination for election was previously approved by a majority of such directors.

        Restricted Stock and Restricted Stock Units.    Under the terms of the 2010 Stock Plan, in the event of a change of control (as defined below), the Compensation Committee or our Board, in its discretion, may, among other alternatives, accelerate the vesting of all of the then-unvested shares of restricted stock held by Messrs. Janik, McCormick, Adamson and Hagelin. Under the terms of the restricted stock unit award agreements, the vesting of then-unvested restricted stock units that are assumed or substituted in the change of control will not automatically accelerate unless the executive's employment is terminated other than for serious misconduct or the executive resigns for good reason within 24 months after the change in control. If the restricted stock units are not assumed or substituted, then vesting will be accelerated upon the change of control.

        For purposes of the 2010 Stock Plan, a "change of control" means any time (1) any person, other than certain affiliates, becomes the beneficial owner of 50% or more of the combined voting power of our outstanding voting securities; (2) during any period of two consecutive years, the majority of our Board of Directors changes (other than through Board-approved appointments); (3) certain extraordinary transactions involving our company become effective or are consummated; or (4) a sale, transfer or any other disposition (including, without limitation, by way of spin-off, distribution, complete liquidation or dissolution) of all or substantially all of our business and/or assets to an unrelated third party is consummated.

        The table below sets forth the estimated value of the potential payments to each of the named executive officers, assuming the executive's employment had terminated on December 31, 2013 and/or that a change of control had occurred on that date, and assuming that the vesting of all unvested restricted stock and restricted stock units awards was accelerated upon a change of control. No performance share units were subject to continuing performance contingencies as of December 31,

2013. The figures in the table below are based on the employment agreements in effect on December 31, 2013.

Name	Termination without cause or resignation for material breach	Termination due to death	Termination due to disability	Termination due to retirement	Change of control
James Janik
Severance	$1,000,438	—	—	—	—
Dependent COBRA Coverage	—	$7,271	—	—	—
Annual Incentive Plan Bonus	$520,982	$520,982	$520,982
Restricted Stock and Units(1)	—	—	—	—	$2,055,236
Robert McCormick
Severance	$635,410	—	—	—	—
Dependent COBRA Coverage	—	$7,271	—	—	—
Annual Incentive Plan Bonus	—	$251,878	$251,878	—	—
Restricted Stock and Units(2)	—	—	—	—	$1,025,633
Mark Adamson
Severance	$485,087	—	—	—	—
Dependent COBRA Coverage	—	$7,271	—	—	—
Annual Incentive Plan Bonus	—	$195,260	$195,260	—	—
Restricted Stock and Units(1)	—	—	—	—	$398,113
Option Acceleration(1)(2)	$332,261	—	—	—	$332,261
Keith Hagelin
Severance	$84,433	—	—	—	—
Dependent COBRA Coverage	—	$7,271	—	—	—
Annual Incentive Plan Bonus	—	$187,193	$187,193	—	—
Restricted Stock and Units(1)	—	—	—	—	$501,202
LTIP(3)	$252,074	$252,074	$252,074	$252,074	—

(1)
Based on a market value as of December 31, 2013 of $16.82 per share, which was the closing sale price of a share of our common stock on such date. Includes unvested time-vesting restricted stock issued at the IPO in addition to subsequently granted time-vesting shares or restricted stock units that were unvested as of December 31, 2013.

(2)
Accelerated vesting of stock options is based on the difference between the closing sale price of our common stock on December 31, 2013 and the exercise price.

(3)
Reflects amount to be paid to Mr. Hagelin in the event he was terminated without cause. In the event he resigned voluntarily or was terminated with cause, he would have forfeited $100,830 (40% of his LTIP balance).

Risk Assessment of our Compensation Policies and Practices

        On an annual basis, our senior management team reviews all of our compensation policies and practices, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to our company. Management then reviews its findings with our Compensation Committee. Based on the most recent review in 2013, management and our Compensation Committee concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on our company. Specifically, management and our Compensation Committee took into consideration as part of its review the fact that the compensation programs contain many design features that mitigate the likelihood of inducing excessive risk-taking behavior. These features include a balance of fixed and variable compensation, with variable compensation tied both to short-term objectives and the long-term value of our company, and multiple metrics in our incentive programs that balance profitability, cash management and other key business objectives.

Director Compensation

        The table below sets forth information regarding the compensation of our directors for 2013.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total
James L. Janik(2)	—	—	—	—	—	—	—
James D. Staley	$53,000	$45,000	—	—	—	—	$98,000
James L. Packard	$51,000	$45,000	—	—	—	—	$96,000
Donald Sturdivant	$48,000	$45,000	—	—	—	—	$93,000
Jack O. Peiffer	$55,000	$45,000	—	—	—	—	$100,000
Michael W. Wickham	$58,000	$45,000	—	—	—	—	$103,000
Kenneth W. Krueger	$48,000	$45,000	—	—	—	—	$93,000
Margaret Dano	$48,000	$45,000	—	—	—	—	$93,000

(1)
Reflects the grant date fair value of these stock and option awards as determined pursuant to ASC Topic 718. See Note 13, Stock-based Compensation in the notes to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2013.

(2)
Mr. Janik, our Company's president and chief executive officer, is not compensated for being a director of our Company.

        In 2013, our director compensation for our outside directors consisted of the following:

  •
  Annual cash retainer fee for all outside directors of $35,000;

  •
  Additional fee of $1,000 per committee meeting attended;

  •
  Additional retainer fee of $45,000 in the form of restricted stock units vesting on the first anniversary of the award (subject to accelerated vesting upon retirement);

  •
  Additional cash retainer fee for our independent Chairman of the Board of $10,000;

  •
  Additional cash retainer fee for our audit committee chairman of $7,000;

  •
  Additional cash retainer fee for our compensation committee chairman of $5,000; and

  •
  Additional cash retainer fee for our nominating and corporate governance committee chairman of $4,000.

        We also reimburse all directors for out-of-pocket expenses incurred in connection with attendance at Board and committee meetings. The restricted stock units are granted on the first business day of each calendar year. The restricted stock units and the underlying shares are issued to our outside directors pursuant to our 2010 Stock Plan.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with our management and, based on such review and discussion, has recommended to our Board that the Compensation Discussion and Analysis be included in our proxy statement for our Annual Meeting.

COMPENSATION COMMITTEE
James D. Staley (Chairman) James L. Packard Donald W. Sturdivant Jack O. Peiffer Michael W. Wickham Kenneth W. Krueger Margaret Dano

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(Proposal 2)

        Under legislation enacted by Congress we are required to hold a non-binding advisory stockholder vote on a resolution approving the compensation of our named executive officers, which we refer to as a "say on pay" vote. In keeping with the recommendation of our Board of Directors and the preference expressed by our stockholders in 2011, we hold a say on pay vote on an annual basis. Accordingly, we are again seeking input from our stockholders in 2014 through this advisory vote on the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis and the accompanying compensation tables and narrative discussion contained in this proxy statement. Our next advisory vote will be held in 2015.

        As indicated by the Compensation Discussion and Analysis and accompanying disclosures, executive compensation is an important matter both to us and, we believe, to our stockholders. We believe that a skilled, experienced and dedicated senior management team is essential to the future performance of our company and to building stockholder value. We have sought to establish competitive compensation programs that enable us to attract and retain executive officers with these qualities as well as to motivate management to maximize performance while building stockholder value.

        As described in greater detail in the Compensation Discussion and Analysis, we compensate our named executive officers through both short term cash programs, including annual salary and an annual incentive plan, and long term incentive programs, reflecting a mix of fixed and variable compensation. Although our compensation program provides for a mix of both short and long term compensation and cash and non-cash compensation, we do not have any specific policy on those allocations. Our compensation philosophy is centered on providing an opportunity for an executive's total annual compensation to exceed what we believe is the general market level of compensation for similar executive roles. Our business is subject to variability of earnings due to year-to-year variations in snowfall. Accordingly, we have designed our compensation program to provide for a competitive annual salary while offering our named executive officers the opportunity to earn a substantial amount of variable compensation based on our profitability. This program aligns named executive officer compensation with our variable earnings model and is intended to differentiate us from our competitors when attracting and motivating our executives.

        Our Board requests the support of our stockholders for the compensation of our named executive officers as disclosed in this proxy statement. Accordingly, for the reasons we discuss above, our Board unanimously recommends that stockholders vote in favor of the following resolution:

  "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the compensation tables and narrative discussion contained in this proxy statement."

        The affirmative vote of the holders of a majority of shares of our common stock represented and entitled to vote at our Annual Meeting is required to approve the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis section and the compensation tables and narrative discussion contained in this proxy statement. Consequently, broker non-votes will have no effect on approval of the resolution, but abstentions will act as a vote against approval of the resolution.

        As this is an advisory vote, the results of the vote will not be binding on our Board, although our Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation principles and practices and our Compensation Committee and our Board will review and consider the outcome of the vote when making future compensation decisions for our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

 AUDIT COMMITTEE REPORT

        The Audit Committee is comprised of Messrs. Staley, Packard, Sturdivant, Peiffer, Wickham and Krueger and Ms. Dano, and is chaired by Mr. Krueger. Each of Messrs. Staley, Packard, Sturdivant, Peiffer, Wickham and Krueger and Ms. Dano are independent within the meaning of Rule 10A-3 under the Exchange Act and the listing standards of the NYSE. Our management is responsible for our internal controls and financial reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with standards of The Public Company Accounting Oversight Board ("PCAOB") and issuing a report thereon. The Audit Committee is responsible for monitoring these processes and is responsible for appointing our independent registered public accounting firm, subject to stockholder ratification, and approving the terms of the independent registered public accounting firm's services.

        The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm, which policy was also approved by our Board. The services performed by the independent registered public accounting firm in 2013 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee and approved by our Board. The Audit Committee met with our management and our independent registered public accounting firm four times during 2013.

        The Audit Committee has discussed with our independent registered public accounting firm the overall scope and plans for its independent audit. The Audit Committee reviewed and discussed our audited financial statements with management. Our management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. Discussions regarding our audited financial statements included the independent registered public accounting firm's judgments about the quality of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Audit Committee also discussed with the independent registered public accounting firm all other matters required by Statement on Auditing Standards ("SAS") No. 61, "Communication with Audit Committees", as amended by SAS No. 89, "Audit Adjustments" and SAS No. 90, "Audit Committee Communications", as adopted by the PCAOB, and Rule 2-07 of Regulation S-X.

        Our independent registered public accounting firm provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accountant's communications with the Audit Committee concerning independence and the Audit Committee discussed the independent registered public accounting firm's independence with management and the independent registered public accounting firm.

        Based on the Audit Committee's discussion with management and the independent registered public accounting firm, the Audit Committee's review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC.

        This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the

Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE
Kenneth Krueger (Chairman) James D. Staley James L. Packard Jack O. Peiffer Donald W. Sturdivant Michael W. Wickham Kenneth Krueger Margaret S. Dano

 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 3)

        Ernst & Young LLP served as our independent registered public accounting firm for 2013, and has served as our independent registered public accounting firm since 2004. A representative of Ernst & Young LLP is expected to be present at our Annual Meeting and will be given the opportunity to make a statement and answer appropriate questions that may be asked by stockholders.

        The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for 2014, subject to stockholder ratification at our Annual Meeting.

        The Audit Committee Charter does not require that our stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate governance practice. If our stockholders do not ratify the selection, our Audit Committee may reconsider whether to retain Ernst & Young LLP, but still may retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

        Fees billed to us by Ernst & Young LLP for the years ended December 31, 2013 and 2012 were as follows:

Audit Fees

        The aggregate fees billed for the audit of our 2013 annual financial statements, the review of financial statements included in our quarterly reports on Form 10-Q in 2013 were $485,000. The aggregate fees billed for the audit of our 2012 annual financial statements, the review of financial statements included in our quarterly reports on Form 10-Q in 2012 were $424,000.

Audit-Related Fees

        The aggregate audit-related fees billed by Ernst & Young LLP for 2013 were $4,200, consisting of fees for a technical accounting software subscription. The aggregate audit-related fees billed by Ernst & Young LLP for 2012 were $182,202, principally consisting of fees for financial due diligence services related to potential transactions.

Tax Fees

        The aggregate fees billed for tax services for 2013 and 2012 were $4,453 and $18,413, respectively. These fees relate primarily to corporate income tax return preparation services.

All Other Fees

        There were no other fees billed by Ernst & Young LLP for 2013 or 2012.

        The Audit Committee considered the non-audit services provided by Ernst & Young LLP and determined that the provision of such services was compatible with maintaining Ernst & Young LLP's independence. All services performed in connection with the fees reported under the headings Audit-Related Fees and Tax Fees were pre-approved by the Audit Committee.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.

APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER OUR ANNUAL INCENTIVE COMPENSATION PLAN
(Proposal 4)

        We are seeking stockholder approval of the material terms of the performance goals under our Annual Incentive Plan. Each year since our initial public offering in 2010, we have made awards under our Annual Incentive Plan to provide performance-based cash incentive compensation to our executive officers. This year, we are seeking stockholder approval of the material terms of the performance goals under our Annual Incentive Plan to qualify future awards under the Annual Incentive Plan as "performance-based" compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)").

        Section 162(m) prohibits us from taking a tax deduction for compensation in excess of $1.0 million that is paid to our chief executive officer and our other named executive officers, excluding our chief financial officer, and that is not considered performance-based compensation under Section 162(m). Section 162(m) imposes no limit on the deductibility of performance-based compensation. One of the requirements for performance-based compensation under Section 162(m) is that stockholders approve the material terms of the performance goals under which the compensation is to be paid, including the employees eligible to receive compensation, a description of the business criteria on which the performance goal is based and the maximum amount of compensation that could be paid to any employee. Accordingly, we are seeking stockholder approval of the material terms of the performance goals under the Annual Incentive Plan.

        A summary description of the Annual Incentive Plan, including the material terms of the performance goals under the Annual Incentive Plan, follows below. The summary description is qualified in its entirety by reference to the full text of the Annual Incentive Plan, which is attached to this proxy statement as Appendix A.

        Purpose; eligibility.    The Annual Incentive Plan is designed to provide an opportunity for our key employees who are selected by the Compensation Committee of the Board of Directors to participate in the Plan (collectively, the "Participants") to earn a cash bonus upon the achievement of the performance goals established under the Plan. As of March 4, 2014, there were approximately 40 employees who were eligible to participate in the Plan.

        Performance goals.    The performance goals under the Plan are operating income and free cash flow with respect to our company or any one or more of its affiliates or other business units for a designated fiscal year.

        The level of performance required to earn a cash bonus, and the weightings used to determine the bonus, under the Plan are approved by the Compensation Committee, which has the authority to change the level of performance and/or weightings used under the Plan each year.

        Except as otherwise determined by the Compensation Committee at the time it establishes performance goals under the Plan for any fiscal year, performance under the Plan will be computed in accordance with generally accepted accounting principles to the extent applicable, but will exclude the effects of the following: (i) charges for reorganizing and restructuring, (ii) discontinued operations, (iii) asset write-downs, (iv) gains or losses on the disposition of a business or business segment or arising from the sale of assets outside the ordinary course of business, (v) changes in tax or accounting principles, regulations or laws, (vi) extraordinary, unusual, transition, one-time and/or non-recurring expenses, revenues or other items of gain or loss, (vii) changes in interest expenses as a result of modified debt structures and (vii) mergers, acquisitions or dispositions, that, in case of each of the foregoing, we identify in our publicly filed periodic or current reports, our audited financial statements, including notes to the financial statements, or the Management's Discussion and Analysis section of our annual report.

        Maximum amount.    No participant will receive a bonus in excess of $1,000,000 under the Plan with respect to any single fiscal year.

        Administration; amendment.    The Plan is administered by the Compensation Committee with respect to compensation that is intended to qualify as "performance-based compensation" within the meaning of Section 162(m). The Compensation Committee interprets the Plan and makes determinations and takes actions with respect to the Plan as required to qualify compensation paid pursuant to the Plan to employees who are subject to the limitations of Section 162(m) as "performance-based compensation" within the meaning of Section 162(m). The Compensation Committee or the Board of Directors may amend or terminate the Plan or any award made under the Plan at any time.

New Plan Benefits

        The table below sets forth the maximum potential amounts that may be received by the persons indicated pursuant to outstanding awards under the Annual Incentive Plan and the 2010 Stock Incentive Plan. As described on the following page, we are also requesting that our stockholders approve the material terms of the performance goals under our 2010 Stock Incentive Plan for purposes of qualifying compensation awarded under the Plan as performance-based compensation under Section 162(m).

New Plan Benefits

Name and position	Annual Incentive Plan Maximum Dollar Value Under 2014 Awards	2010 Stock Incentive Plan Shares Subject to Outstanding Awards
James Janik	$763,230	124,134
President and Chief Executive Officer
Robert McCormick	$403,039	61,615
Executive Vice President and Chief Financial Officer
Mark Adamson	$312,442	50,291
Senior Vice President, Sales and Marketing
Keith Hagelin	$299,534	30,067
Senior Vice President, Operations
All executive officers as a group (4 persons)	$1,778,246	158,825
All non-executive directors as a group (7 persons)	—	48,018
All employees, excluding executive officers, as a group (25 persons)	$3,758,499	25,582

        Except for the amounts disclosed above, we currently cannot determine other awards that may be granted under the Annual Incentive Plan or the 2010 Stock Incentive Plan in the future to eligible participants. The Compensation Committee will make future awards under the Annual Incentive Plan and the 2010 Stock Incentive Plan in its discretion from time to time, and the benefits received will depend on the amounts awarded and the extent to which performance goals set by the Compensation Committee are achieved.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER OUR ANNUAL INCENTIVE PLAN FOR PURPOSES OF QUALIFYING COMPENSATION AWARDED UNDER THE PLAN AS PERFORMANCE-BASED COMPENSATION UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

 APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER OUR 2010 STOCK INCENTIVE PLAN
(Proposal 5)

        We are requesting that our stockholders approve the material terms of the performance goals under our 2010 Stock Incentive Plan (the "2010 Stock Plan"), as amended and restated, for purposes of qualifying compensation awarded under the Plan as performance-based compensation under Section 162(m).

        Section 162(m) prohibits us from taking a tax deduction for compensation in excess of $1.0 million that is paid to our chief executive officer and our other named executive officers, excluding our chief financial officer, and that is not considered performance-based compensation under Section 162(m). Section 162(m) imposes no limit on the deductibility of performance-based compensation. One of the requirements for performance-based compensation under Section 162(m) is that stockholders approve the material terms of the performance goals under which the compensation is to be paid, including the employees eligible to receive compensation, a description of the business criteria on which the performance goal is based and the maximum amount of compensation that could be paid to any employee.

        We have not sought stockholder approval of the material terms of the performance goals under our 2010 Stock Plan in prior years because certain transition rules of Section 162(m) permitted us to treat as performance-based compensation that is not subject to the $1.0 million cap certain compensation because we were a newly public company. Specifically, the transition rules allowed us to great as performance-based compensation the following: (i) the compensation resulting from the exercise of stock options or the vesting of restricted stock that we granted prior to our initial public offering; and (ii) compensation resulting from the exercise of stock options or the vesting of restricted stock that we granted during the period after the closing of our initial public offering during which the transition rules applied. These transition rules generally cease to apply as of this year's annual meeting, and we are therefore seeking stockholder approval at the annual meeting.

        If stockholders do not approve the material terms of the performance goals under the 2010 Stock Plan, the existing terms of the 2010 Stock Plan will remain in effect and awards may continue to be granted under the Plan. However, awards granted under the 2010 Stock Plan will not be eligible to be qualified as performance-based compensation under Section 162(m) and, accordingly, our ability to deduct compensation relating to those awards may be limited by Section 162(m).

        A summary description of the 2010 Stock Plan, including the material terms of the performance goals under the 2010 Stock Plan, follows below. The summary description is qualified in its entirety by reference to the full text of the 2010 Stock Plan, as amended and restated, which is attached to this proxy statement as Appendix B.

        Background.    The 2010 Stock Plan was originally adopted by the Board of Directors and approved by our stockholders on May 4, 2010, in connection with our initial public offering. It was amended and restated by the Board on August 4, 2010. On March 5, 2014, the Board approved a second amended and restated version of the 2010 Stock Plan. This amendment and restatement added performance goals to the 2010 Stock Plan and was contingent on stockholder approval of the performance goals at the Annual Meeting. The 2010 Stock Plan was adopted to advance the interests of our company by stimulating the efforts of employees, officers, nonemployee directors and other service providers, in each case who are selected to be participants, by heightening their desire to continue working toward and contributing to the success and progress of our company.

        Awards.    The 2010 Stock Plan authorizes the grant of "non-qualified" stock options, incentive stock options, stock appreciation rights, or SARs, restricted stock, restricted stock units, or RSUs, and incentive bonuses to employees, officers, non-employee directors and other service providers to us and our subsidiaries.

        Shares reserved.    The number of shares of common stock issuable pursuant to all awards granted under the 2010 Stock Plan may not exceed 2,130,000 shares of our common stock. The number of shares issued or reserved pursuant to the 2010 Stock Plan (or pursuant to outstanding awards) is subject to (i) adjustment as a result of dividends, distributions, stock splits or combinations or consolidations of outstanding shares, and (ii) equitable adjustment as a result of recapitalizations, reorganizations, split-up, spin-off, combination, repurchase or exchange of shares, mergers, consolidations, reorganizations or other transactions in which our common stock is changed into or exchanged for a different class of securities, in each case so that no dilution or enlargement of the benefits intended to be made available under the 2010 Stock Plan occurs and without change in the aggregate purchase price for the shares then subject to each award. Shares subject to awards that have been terminated, expired unexercised, forfeited or otherwise not issued under an award and shares subject to awards settled in cash do not count as shares issued under the 2010 Stock Plan. In addition, (i) shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR, (ii) shares used to pay the exercise price of a stock option, and (iii) shares delivered to or withheld by us to pay the withholding taxes related to an award do not count as shares issued under the 2010 Stock Plan.

        Eligibility.    Any person who is a current or prospective officer or employee of our company or of any subsidiary is eligible for selection by the Administrator for the grant of awards under the 2010 Stock Plan. In addition, nonemployee directors and any other service providers who have been retained to provide consulting, advisory or other services to us or to any subsidiary may be eligible for the grant of awards under the 2010 Stock Plan as determined by the Administrator. Options intended to qualify as incentive stock options may only be granted to employees of our company or certain subsidiaries, as selected by the Administrator. As of March 4, 2014, we had approximately 520 employees and seven nonemployee directors. As of that date, no other service providers were eligible to receive awards under the 2010 Stock Plan.

        Administration.    The 2010 Stock Plan is administered by the Compensation Committee (the "Administrator"). Any power of the Administrator may also be exercised by our Board of Directors, subject to certain exceptions. The Administrator is authorized and empowered to do all things that it determines to be necessary or appropriate in connection with such administration. As one of its principal powers, the Administrator has the discretion to determine the individuals to whom awards may be granted under the 2010 Stock Plan, the amount and timing of such awards, the manner in which such awards will vest and the other conditions applicable to awards. In addition, among other things, the Administrator is authorized to interpret the 2010 Stock Plan, to establish, amend and rescind any rules and regulations relating to the 2010 Stock Plan, to establish and verify the satisfaction of performance criteria applicable to any award, to determine the extent to which adjustments are required under the 2010 Stock Plan, to approve corrections in the documentation or administration of any award, to reduce the exercise price of any Options or SARs, or to exchange such awards, in each case subject to any necessary stockholder approval, to waive or amend the post-termination exercise period provisions applicable to any award and to make any other determinations that it deems necessary or desirable for the administration of the 2010 Stock Plan. The Administrator may also make exceptions to the 2010 Stock Plan and/or accelerate or waive vesting and exercisability conditions in the event it determines in good faith that it is necessary to do so in light of extraordinary circumstances. All decisions, determinations and interpretations by the Administrator, and any rules and regulations under the 2010 Stock Plan and the terms and conditions of or operation of any award, are final and binding on all participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the 2010 Stock Plan or any award.

        Options.    The Administrator determines the exercise price, which is generally not less than fair market value on the date of grant, and other terms for each option and whether the options are non-qualified stock options or incentive stock options. Incentive stock options may be granted only to employees and are subject to certain other restrictions. To the extent an option intended to be an incentive stock option does not so qualify, it is treated as a non-qualified option. A participant may exercise an option by written notice and payment of the exercise price in shares, cash or a combination thereof, as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under an option, the delivery of previously owned shares and withholding of shares deliverable upon exercise.

        Stock appreciation rights.    The Administrator may grant SARs independent of or in connection with an option. The exercise price per share of a SAR is an amount determined by the Administrator, which is generally not less than the fair market value of the date of grant, and the Administrator determines the other terms applicable to SARs. Generally, each SAR entitles a participant upon exercise to an amount equal to:

  •
  the excess of the fair market value on the exercise date of one share of common stock over the exercise price, multiplied by

  •
  the number of shares of common stock covered by the SAR.

        Payment will be made in common stock or in cash, or partly in common stock and partly in cash, as determined by the Administrator.

        Restricted stock and restricted stock units.    The Administrator may award restricted common stock and RSUs. Restricted stock awards consist of shares of common stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. RSUs result in the transfer of shares of cash or common stock to the participant only after specified conditions are satisfied. The Administrator determines the restrictions and conditions applicable to each award of restricted stock or RSUs, which may include performance vesting conditions. Unless determined otherwise by the Administrator, each RSU is equal to one share and entitles a participant to either the issuance of shares or payment of an amount of cash determined with reference to the value of shares. To the extent determined by the Administrator, restricted stock and RSUs may be satisfied or settled in shares, cash or a combination thereof.

        Unless otherwise determined by the Administrator, participants holding shares of restricted stock may exercise full voting rights with respect to those shares during the period of restriction. Participants have no voting rights with respect to shares underlying RSUs unless and until such shares are reflected as issued and outstanding shares on the Company's stock ledger.

        Participants holding shares of restricted stock are entitled to receive all dividends and other distributions paid with respect to those shares, unless determined otherwise by the Administrator. Shares underlying RSUs are entitled to dividends or dividend equivalents only to the extent provided by the Administrator.

        Incentive bonuses.    An incentive bonus is an opportunity for a participant to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period set by the Administrator. Payment of the amount due under an incentive bonus may be made in cash or in shares, as determined by the Administrator.

        Performance goals and individual award limits.    Vesting of awards granted under the 2010 Stock Plan may be subject to the satisfaction of one or more performance goals established by the Administrator. For purposes of the 2010 Stock Plan as amended and restated, performance goals means any goals the Compensation Committee establishes that relate to one or more of the following for such period as the Compensation Committee specifies, in all cases before "excluded items" (as described below), except as otherwise determined by the Compensation Committee upon the grant of an award: sales or other revenues; cost of goods sold; gross profit; expenses or expense or cost reductions; income or earnings, including net income, income from operations; income before interest and the provision for income taxes; income before provision for income taxes; margins; working capital or any of its components, including accounts receivable, inventories or accounts payable; assets or productivity of assets; return on stockholders' equity, capital, assets or other financial measure that appears on our financial statements or is derived from one or more amounts that appear on our financial statements; stock price; dividend payments; economic value added, or other measure of profitability that considers the cost of capital employed; cash flow; debt or ratio of debt to equity or other financial measure that appears on our financial statements or is derived from one or more amounts that appear on our financial statements; net increase (decrease) in cash and cash equivalents; customer satisfaction; market share; product quality; new product introductions or launches; sustainability, including energy or materials utilization; business efficiency measures; retail sales; or safety; in each case as determined for us on a consolidated basis, for any one or more of our affiliates, divisions or business units. Performance goals also may include earnings per share on a consolidated basis and total stockholder return. The performance goals may vary from participant to participant, group to group, and period to period.

        In the case of awards that the Compensation Committee determines will not be considered "performance-based compensation" under Section 162(m), the Committee may establish other performance goals not listed in the 2010 Stock Plan.

        For purposes of the 2010 Stock Plan as amended and restated, "excluded items" means any (i) charges for reorganizing and restructuring, (ii) discontinued operations, (iii) asset write-downs, (iv) gains or losses on the disposition of a business or business segment or arising from the sale of assets outside the ordinary course of business, (v) changes in tax or accounting principles, regulations or laws, (vi) extraordinary, unusual, transition, one-time and/or non-recurring expenses, revenues or other items of gain or loss, (vii) changes in interest expenses as a result of modified debt structures and (viii) mergers, acquisitions or dispositions, that in each case we identify in our audited financial statements, including footnotes, or the Management's Discussion and Analysis section of our annual report on Form 10-K.

        To qualify as "performance-based compensation" under Section 162(m), we are required to establish limits on the number of awards that we may grant to a particular participant. The award limits in the 2010 Stock Plan as amended and restated were established in order to provide us with maximum flexibility, and are not necessarily indicative of the size of award that we expect to make to any particular participant. Under the 2010 Stock Plan as amended and restated, no participant may be granted awards that could result in such participant receiving in a fiscal year:

  (i)
  options for and/or stock appreciation rights with respect to more than 450,000 shares of our common stock;

  (ii)
  shares of our common stock, restricted stock and/or restricted stock units relating to more than 150,000 shares of our common stock; or

  (iii)
  a cash incentive bonus of more than $3,000,000.

        Transferability.    Unless otherwise determined by the Administrator, awards granted under the 2010 Stock Plan are not transferable other than by will or by the laws of descent and distribution.

        Change of control.    The Administrator may provide, either at the time an award is granted or thereafter, that a change of control (as defined in the 2010 Stock Plan) has such effect as specified by the Administrator, or no effect, as the Administrator in its sole discretion may provide.

        Suspension or termination of awards.    Except as otherwise provided by the Administrator, if an authorized officer of the Company reasonably believes that a participant may have committed any act constituting Cause for termination of employment, or a violation of any non-competition covenant, the authorized officer, Administrator or the Board may suspend the participant's rights to exercise any option, to vest in an award, and/or to receive payment for or receive shares in settlement of an award pending a determination of whether such an act has been committed.

        Amendment and termination.    Awards will be granted under the 2010 Stock Plan only during the ten years following the effective date of the 2010 Stock Plan. Our Board of Directors has the authority to amend, alter or discontinue the 2010 Stock Plan in any respect at any time, but no amendment may diminish any of the rights of a participant under any awards previously granted, without his or her consent. In addition, stockholder approval is required for any amendment that would increase the maximum number of shares available for awards, reduce the price at which options may be granted, change the class of eligible participants, or otherwise when stockholder approval is required by law or under stock exchange listing requirements.

        Repricing prohibited.    Under the 2010 Stock Plan as amended and restated, except in connection with a corporate transaction involving the company, we may not, without obtaining stockholder approval: (i) amend the terms of outstanding options or stock appreciation rights to reduce the exercise price of such outstanding options or stock appreciation rights, (ii) cancel outstanding options or stock appreciation rights in exchange for options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights, or (iii) cancel outstanding options or stock appreciation rights with an exercise price above the current price of our common stock in exchange for cash or other securities.

Certain U.S. Federal Tax Implications.

        Options.    The grant of a stock option will create no income tax consequences to us or the participant. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of our common stock at such time over the exercise price. Our company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Upon the participant's subsequent disposition of the shares of our common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, the fair market value of our common stock on the exercise date.

        In general, a participant will recognize no income or gain as a result of exercise of an incentive stock option (except that the alternative minimum tax may apply). Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of our common stock acquired pursuant to the exercise of an incentive stock option and the company will not be allowed a deduction. If the participant fails to hold the shares of our common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of common stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

        Stock Appreciation Rights.    The grant of a stock appreciation right will create no income tax consequences to us or the participant. Upon the exercise or maturity of a stock appreciation right, the participant will recognize ordinary income equal to the amount of cash and the fair market value of any shares received. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If shares are delivered under the stock appreciation right, upon the participant's subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares' tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

        Restricted Stock Units.    The grant of a restricted stock unit will create no income tax consequences to us or the participant. Upon the participant's receipt of cash and/or shares at the end of the applicable performance or vesting period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If units are settled in whole or in part in shares, upon the participant's subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares' tax basis, the fair market value of the shares on the date the participant received the shares.

        Restricted Stock.    Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of our common stock on the date the restrictions lapse. Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and the company will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

        A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to deduct any loss. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

New Plan Benefits

        Please see the tabular disclosure above under "Approval of the Material Terms of the Performance Goals Under our Annual Incentive Compensation Plan (Proposal 4)—New Plan Benefits" for disclosure of the maximum potential amounts that may be received by the persons indicated in the table pursuant to outstanding awards under the Annual Incentive Plan and the 2010 Stock Incentive Plan. Except for the amounts disclosed in the table, we currently cannot determine other awards that may be granted under the Annual Incentive Plan or the 2010 Stock Incentive Plan in the future to eligible participants. The Compensation Committee will make future awards under the Annual

Incentive Plan and the 2010 Stock Incentive Plan in its discretion from time to time, and the benefits received will depend on the amounts awarded and the extent to which performance goals set by the Compensation Committee are achieved. The closing price of our common stock on the NYSE was $16.32 per share on March 4, 2014.

Equity Compensation Plan Information

        The following table sets forth information with respect to compensation plans under which equity securities of our company are authorized for issuance as of December 31, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation plans approved by security holders(1):
2010 Stock Incentive Plan(2)	74,518	$—		1,415,636
2004 Stock Incentive Plan	37,240	$4.21		—
Equity compensation plans not approved by security holders:	—	—		—
Total	37,240	$4.21	(3)	1,415,636

(1)
Includes the Company's 2010 Stock Incentive Plan and 2004 Stock Incentive Plan, both of which were approved by our stockholders prior to our IPO.

(2)
Excludes 105,300 shares of restricted stock previously granted under the 2010 Stock Incentive Plan.

(3)
Calculated excluding the 74,518 securities shown as to be issued upon exercise of outstanding options, warrants and rights under the 2010 Stock Incentive Plan in column (a), which are subject to performance share awards and have no exercise price.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER OUR 2010 STOCK INCENTIVE PLAN FOR PURPOSES OF QUALIFYING COMPENSATION AWARDED UNDER THE PLAN AS PERFORMANCE-BASED COMPENSATION UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10% of our common stock to file with the SEC and with the NYSE reports of ownership and changes in ownership of our common stock. Directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        Based solely on review of such reports furnished to us or written representations that no other reports were required, we believe that, during 2013, our directors and named executive officers complied with all applicable Section 16(a) filing requirements, except that one Form 4 for Mr. Janik and one Form 4 for Mr. McCormick, each reporting a reallocation of the officer's account balance in our 401(k) plan into the Company stock fund on January 24, 2013, were not timely filed due to administrative error.

 STOCKHOLDER PROPOSALS

        A stockholder who intends to present a proposal for action at any annual meeting and who desires that such proposal be included in our proxy materials must submit the proposal to us in advance of the meeting. Proposals for our annual meeting to be held in 2015 must be received by us at our corporate offices, directed to the attention of the Corporate Secretary, no later than November 28, 2014. Under SEC rules relating to the discretionary voting of proxies at stockholder meetings, if a proponent of a matter for stockholder consideration (other than a stockholder proposal) fails to notify us at least 45 days prior to the month and day of the anniversary of mailing the prior year's proxy statement, then management proxies are allowed to use their discretionary voting authority if a proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. Therefore, any such matters must be received by us by February 11, 2015 in the case of our 2015 annual meeting of stockholders. We are not aware of any such proposals for our Annual Meeting. Our Bylaws also establish advance notice procedures as to (i) business to be brought before an annual meeting of stockholders other than by or at the direction of our Board; (ii) the nomination, other than by or at the direction of our Board, of candidates for election as directors; and (iii) the request to call a special meeting of stockholders. Under our Bylaws, written notice of stockholder proposals for our 2015 annual meeting which are not intended to be considered for inclusion in next year's annual meeting proxy materials (stockholder proposals submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934) must be received by us at our principal office, directed to the attention of the Corporate Secretary, no later than January 30, 2015 and no earlier than December 31, 2014 and must contain the information specified in our Bylaws. Any stockholder who wishes to take such action should obtain a copy of our Bylaws and may do so by written request addressed to our Corporate Secretary at our principal executive offices.

COST OF PROXY SOLICITATION

        We will pay the cost of preparing, printing and mailing proxy materials as well as the cost of soliciting proxies on behalf of our Board. In addition to using the mail services, our officers and other regular employees, without additional remuneration, may solicit proxies in person and by telephone, e-mail or facsimile transmission. We have retained Registrar & Trust to serve as the inspector of election for our Annual Meeting. We will reimburse brokers, nominees and custodians who hold our common stock in their names and who solicit proxies from the beneficial owners for out-of-pocket and reasonable clerical expenses.

OTHER MATTERS

        Pursuant to the rules of the SEC, services that deliver our communications to our stockholders through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of our annual report to stockholders and this proxy statement. Upon written or oral request, we will promptly deliver a separate copy of our annual report to stockholders and/or this proxy statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders sharing an address may also request delivery of a single copy of our annual report and/or proxy statement if they are currently receiving multiple copies of such documents. Stockholders may notify us of their requests in writing and addressed to Investor Relations, Douglas Dynamics, Inc., 7777 N. 73rd Street, Milwaukee, WI 53223, or via telephone at (414) 354-2310.

 ANNUAL REPORT

        We are mailing our Annual Report to Stockholders, including our audited financial statements for the year ended December 31, 2013, with this proxy statement, although the Annual Report is not a part of this proxy statement or a part of the proxy soliciting material.

By order of our Board of Directors, Douglas Dynamics, Inc.

Robert McCormick Executive Vice President, Chief Financial Officer and Secretary

Milwaukee, Wisconsin
March 28, 2014

        We will furnish to any stockholder, without charge, a copy of our 2013 Annual Report on Form 10-K (without exhibits). Requests for our Form 10-K can be made in writing and addressed to Investor Relations, Douglas Dynamics, Inc., 7777 N. 73rd Street, Milwaukee, WI 53223, or via telephone at (414) 354-2310. The Form 10-K can also be viewed or requested on our website (www.douglasdynamics.com).

Appendix A

Douglas Dynamics, Inc.
Annual Incentive Plan

1.     Purpose; Eligibility

        The Douglas Dynamics, Inc. Annual Incentive Plan ("Plan") is designed to provide an opportunity for those key employees of the Company selected by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") to participate in the Plan (collectively, the "Participants") to earn a cash bonus upon the achievement of the performance goals established under the Plan.

2.     Performance Goals

        The performance goals under the Plan will be operating income and free cash flow with respect to the Company or any one or more of its affiliates or other business units for a designated fiscal year of the Company.

        The level of performance required to earn a cash bonus, and the weightings used to determine the bonus, under the Plan will be approved by the Committee, which has the authority to change the level of performance and/or weightings used under the Plan each year. The cash bonuses payable hereunder may be pursuant to one or more subplans established by the Committee.

        Except as otherwise determined by the Committee at the time it establishes performance goals under the Plan for any fiscal year of the Company, performance under the Plan shall be computed in accordance with generally accepted accounting principles to the extent applicable, but will exclude the effects of the following: (a) charges for reorganizing and restructuring, (b) discontinued operations, (c) asset write-downs, (d) gains or losses on the disposition of a business or business segment or arising from the sale of assets outside the ordinary course of business, (e) changes in tax or accounting principles, regulations or laws, (f) extraordinary, unusual, transition, one-time and/or non-recurring expenses, revenues or other items of gain or loss, (g) changes in interest expenses as a result of modified debt structures and (h) mergers, acquisitions or dispositions, that, in case of each of the foregoing, the Company identifies in its publicly filed periodic or current reports, its audited financial statements, including notes to the financial statements, or the Management's Discussion and Analysis section of the Company's annual report.

3.     Maximum Amount

        No Participant will receive a bonus in excess of $1,000,000 under the Plan with respect to any single fiscal year of the Company.

4.     Administration; Amendment

        The Plan shall be administered by the Committee with respect to compensation that is intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). The Committee shall interpret the Plan and make such determinations and take such other actions with respect to the Plan as are required to qualify compensation paid pursuant to the Plan to employees who are subject to the limitations of Section 162(m) ("Covered Employees") as "performance-based compensation" within the meaning of Section 162(m). The Committee's authority to administer the Plan includes the authority to exercise negative discretion to reduce the amount of any award under the Plan. The Committee or the Board may amend or terminate the Plan or any award made under the Plan at any time.

5.     Pre-Establishment and Certification of Performance Goal

        The Committee will establish the performance goals required to earn a bonus under the Plan in writing no later than 90 days after the beginning of the year to the bonus relates. Prior to payment of any bonus to a Covered Employee under the Plan, the Committee will certify in writing that the applicable performance goals and any other materials terms were satisfied.

Appendix B

DOUGLAS DYNAMICS, INC.
AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

1.     Purpose

        The purpose of the Douglas Dynamics, Inc. Amended and Restated 2010 Stock Incentive Plan (the "Plan") is to advance the interests of Douglas Dynamics, Inc. (the "Company") by stimulating the efforts of employees, officers, non-employee directors and other service providers, in each case who are selected to be participants, by heightening the desire of such persons to continue working toward and contributing to the success and progress of the Company. The Plan provides for the potential grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, any of which may be performance-based, and for Incentive Bonuses, which may be paid in cash or stock or a combination thereof, as determined by the Administrator. Following the adoption of the Plan, no additional awards shall be granted under the Company's Amended and Restated 2004 Stock Incentive Plan.

2.     Definitions

        As used in the Plan, the following terms shall have the meanings set forth below:

          (a)   "Administrator" means the Administrator of the Plan in accordance with Section 18.

          (b)   "Affiliates" shall have the meaning ascribed in Rule 12b-2 promulgated under the Exchange Act.

          (c)   "Ares" means Ares Corporate Opportunities Fund, L.P., a Delaware limited partnership.

          (d)   "Aurora Entities" means Aurora Equity Partners II L.P., a Delaware limited partnership and Aurora Overseas Equity Partners II, L.P., a Cayman Islands exempt limited partnership

          (e)   "Award" means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan, any of which the Administrator may structure to qualify in whole or in part as a Performance Award.

          (f)    "Award Agreement" means a written agreement or other instrument as may be approved from time to time by the Administrator implementing the grant of each Award. An Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Administrator.

          (g)   "Beneficial Owner," "Beneficial Ownership" and "Beneficially Owned" shall have the meaning ascribed in Rule 13d-3 under the Exchange Act.

          (h)   "Board" means the Board of Directors of the Company.

          (i)    "Cause" means (unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement):

            (1)   conviction or indictment of an individual or the entering of a plea of nolo contendere by the individual with respect to any felony, crime involving fraud or misrepresentation, or any other crime (whether or not such felony or crime is connected with his or her employment or service) the effect of which in the judgment of the Board is likely to affect, materially and adversely, the Company and/or any Company Affiliate;

            (2)   gross misconduct in connection with the performance of the individual's duties;

            (3)   demonstration of habitual negligence in the performance of the individual's duties; or

            (4)   fraud or dishonesty in connection with an individual's employment or service, or theft, misappropriation or embezzlement of the Company's and/or any Company Affiliate's funds or other property.

          (j)    "Change of Control" means (unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement) the occurrence of one or more of the following, whether accomplished directly or indirectly, or in one or a series of related transactions:

            (1)   Any Person, other than the Aurora Entities, Ares and their respective Affiliates, becomes the Beneficial Owner, directly or indirectly, of voting securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities;

            (2)   During any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new director (other than a director whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened tender offer, solicitation of proxies or consents by or on behalf of a Person other than the Board) whose appointment, election, or nomination for election was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

            (3)   A reorganization, merger, consolidation, recapitalization, tender offer, exchange offer or other extraordinary transaction involving the Company (a "Fundamental Transaction") becomes effective or is consummated, unless at least 50% of the outstanding voting securities of the surviving or resulting entity (including, without limitation, an entity ("Parent") which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) ("Resulting Entity") are, or are to be, Beneficially Owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding voting securities of the Company immediately prior to such Fundamental Transaction in substantially the same proportions as their Beneficial Ownership, immediately prior to such Fundamental Transaction, of the outstanding voting securities of the Company;

            (4)   A sale, transfer or any other disposition (including, without limitation, by way of spin-off, distribution, complete liquidation or dissolution) of all or substantially all of the Company's business and/or assets (an "Asset Sale") to an unrelated third party (the "Transferee Entity") is consummated.

          (k)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issues thereunder.

          (l)    "Common Stock" means the Company's common stock, par value $.01, subject to adjustment as provided in Section 12.

          (m)  "Company" means Douglas Dynamics, Inc., a Delaware corporation, and its successors. For purposes of this definition of Corporation, after the consummation of a Fundamental Transaction or an Asset Sale, the term "successor" shall include, without limitation, the Resulting Entity or Transferee Entity, respectively.

          (n)   "Company Affiliate" means any person or entity that is a subsidiary of, or controlled directly or indirectly by, Douglas Dynamics, Inc. For the purposes of this definition, "control" means the power to direct the management and policies of a person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          (o)   "Disability," unless otherwise defined in a Participant's employment agreement with the Company (if any), means an individual's absence from, or material inability to perform his or her usual duties or any comparable duties for, the Company on a full-time basis for 90 consecutive business days or 120 business days in any period of 180 business days as a result of mental or physical illness or injury that is total and permanent, as reasonably determined by the Administrator and that is not susceptible to reasonable accommodation.

          (p)   "Effective Date" has the meaning set forth in Section 4.

          (q)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (r)   "Fair Market Value" means, as of any given date, the closing sales price on such date during normal trading hours (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of the Shares on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Shares are listed or on NASDAQ, in any case, as reported in such source as the Administrator shall select. If there is no regular public trading market for such Common Shares, the Fair Market Value of the Shares shall be determined by the Administrator in good faith and in compliance with Section 409A of the Code.

          (s)   "Incentive Bonus" means a bonus opportunity awarded under Section 9 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such Performance Goal(s) as are specified in the Award Agreement.

          (t)    "Incentive Stock Option" means a stock option that is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

          (u)   "Nonemployee Director" means each person who is, or is elected to be, a member of the Board and who is not an employee of the Company or any Subsidiary.

          (v)   "Nonqualified Stock Option" means a stock option that is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

          (w)  "Option" means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 6 of the Plan.

          (x)   "Participant" means any individual described in Section 3 to whom Awards have been granted from time to time by the Administrator and any authorized transferee of such individual.

          (y)   "Performance Award" means an Award, the grant, issuance, retention, vesting or settlement of which is subject to satisfaction of one or more Performance Goal established pursuant to Section 13.

          (z)   "Performance Goal" means any goals the Administrator establishes that relate to one or more of the following with respect to the Company or any one or more of its Subsidiaries or Affiliates or its or their respective business units, in all cases before Excluded Items except as otherwise determined by the Administrator upon the grant of an Award: sales or other revenues; cost of goods sold; gross profit; expenses or expense or cost reductions; income or earnings, including net income, income from operations; income before interest and the provision for income taxes; income before provision for income taxes; margins; working capital or any of its components, including accounts receivable, inventories or accounts payable; assets or productivity of assets; return on stockholders' equity, capital, assets or other financial measure that appears on our financial statements or is derived from one or more amounts that appear on our financial statements; stock price; dividend payments; economic value added, or other measure of profitability that considers the cost of capital employed; cash flow; debt or ratio of debt to equity or other financial measure that appears on our financial statements or is derived from one or more amounts that appear on our financial statements; net increase (decrease) in cash and cash equivalents; customer satisfaction; market share; product quality; new product introductions or launches; sustainability, including energy or materials utilization; business efficiency measures; retail sales; safety; or any combination of the foregoing. Performance Goals also may include earnings per share on a consolidated basis and total stockholder return. Unless otherwise determined by the Administrator at the time of grant, as to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles to the extent applicable, but will exclude the effects of the following: (i) charges for reorganizing and restructuring, (ii) discontinued operations, (iii) asset write-downs, (iv) gains or losses on the disposition of a business or business segment or arising from the sale of assets outside the ordinary course of business, (v) changes in tax or accounting principles, regulations or laws, (vi) extraordinary, unusual, transition, one-time and/or non-recurring expenses, revenues or other items of gain or loss, (vii) changes in interest expenses as a result of modified debt structures and (viii) mergers, acquisitions or dispositions, that, in case of each of the foregoing, the Company identifies in its publicly filed periodic or current reports, its audited financial statements, including notes to the financial statements, or the Management's Discussion and Analysis section of the Company's annual report. With respect to any Award intended to qualify as performance-based compensation under Code Section 162(m), such exclusions shall be made only to the extent consistent with Code Section 162(m). To the extent consistent with Code Section 162(m), the Administrator may also provide for other adjustments to Performance Goals in the Award agreement or plan document evidencing any Award. In addition, the Administrator may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; and (iii) accruals of any amounts for payment under this Plan or any other compensation arrangements maintained by the Company; provided that, with respect to any Award intended to qualify as performance-based compensation under Code Section 162(m), such adjustment may be made only to the extent consistent with Code Section 162(m). Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). In addition, in the case of Awards that the Administrator determines at the date of grant will not be considered "performance-based compensation" under Code Section 162(m), the Administrator may establish other Performance Goals and provide for other exclusions or adjustments not listed in this Plan.

          (aa) "Person" means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a governmental entity and a "person" as that term is used under Section 13(d) or 14 (d) of the Exchange Act.

          (bb) "Plan" means the Douglas Dynamics, Inc. 2010 Amended and Restated Stock Incentive Plan as set forth herein and as amended from time to time.

          (cc) "Restricted Stock" means Shares granted pursuant to Section 8 of the Plan.

          (dd) "Restricted Stock Unit" means an Award granted to a Participant pursuant to Section 8 pursuant to which Shares or cash in lieu thereof may be issued in the future.

          (ee) "Restatement Effective Date" has the meaning set forth in Section 4.

          (ff)  "Share" means a share of the Common Stock, subject to adjustment as provided in Section 12.

          (gg) "Stock Appreciation Right" means a right granted pursuant to Section 7 of the Plan that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Administrator, value equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) the exercise price of the right, as established by the Administrator on the date of grant.

          (hh) "Subsidiary" means any entity (other than the Company) in an unbroken chain of entities beginning with the Company where each of the entities in the unbroken chain other than the last entity owns stock or other equity possessing at least 50 percent or more of the total combined voting power of all classes of stock or other equity in one of the other entities in the chain, and if specifically determined by the Administrator in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.

          (ii)   "Termination of Employment" means ceasing to serve as an employee of the Company or any Subsidiary or, with respect to a Nonemployee Director or other service provider, ceasing to serve as such for the Company or any Subsidiary, except that with respect to all or any Awards held by a Participant (i) the Administrator may determine, subject to Section 6(c), that an approved leave of absence or approved employment on a less than full-time basis shall be considered a Termination of Employment, (ii) the Administrator may determine that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a Termination of Employment, (iii) service as a member of the Board or other service provider shall constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee and (iv) service as an employee of the Company or a Subsidiary shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board or other service provider. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a Termination of Employment with the Company or any Subsidiary for purposes of any affected Participant's Awards, and the Administrator's decision shall be final and binding.

3.     Eligibility

        Any person who is a current or prospective officer or employee of the Company or of any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. In addition, Nonemployee Directors and any other service providers who have been retained to provide consulting, advisory or other services to the Company or to any Subsidiary shall be eligible for the grant of Awards hereunder as determined by the Administrator. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any corporate Subsidiary within the meaning of the Code, as selected by the Administrator.

4.     Effective Date and Termination of Plan

        This Plan was originally adopted by the Board and approved by the Company's stockholders on May 4, 2010 (the "Effective Date"). This Plan was amended and restated by the Board on August 4, 2010 (the "Restatement Effective Date"). On March 6, 2014 the Board approved a further amendment and restatement of the Plan to add elements required for the qualification of compensation paid under the Plan as performance-based compensation under Code Section 162(m), contingent on approval by the Company's stockholders at the 2014 Annual Meeting of Stockholders. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect. The Plan as amended and restated hereunder shall apply to Awards granted on or after the Restatement Effective Date.

        Except as specifically provided for herein, the provisions of the Plan in existence prior to this amendment and restatement shall continue to govern Awards granted prior to the Restatement Effective Date.

5.     Shares Subject to the Plan and to Awards

        (a)    Aggregate Limits.    The aggregate number of Shares issuable pursuant to all Awards shall not exceed 2,130,000. The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 2,130,000, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code.

        (b)    Adjustment.    The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 12. The Shares issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

        (c)    Issuance of Shares.    For purposes of Section 5(a), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award. The aggregate number of Shares available for Awards under this Plan at any time shall not be reduced by (i) Shares subject to Awards that have been terminated, expired unexercised, forfeited or settled in cash, (ii) Shares subject to Awards that have been retained or withheld by the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award, or (iii) Shares subject to Awards that otherwise do not result in the issuance of Shares in connection with payment or settlement thereof. In addition, Shares that have been delivered (either actually or by attestation) to the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award shall be available for Awards under this Plan.

        (d)    Participant Limits.    Subject to adjustment as provided in Section 12, no Participant may be granted Awards that could result in such Participant:

          (1)   receiving Options for, and/or Stock Appreciation Rights with respect to, more than 450,000 Shares during any fiscal year of the Company;

          (2)   receiving Awards of Restricted Stock and/or Restricted Stock Units relating to more than 150,000 Shares during any fiscal year of the Company;

          (3)   receiving an Incentive Bonus Award that would pay more than $3,000,000 during any fiscal year of the Company.

In all cases, determinations under this Section 5(d) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

6.     Options

        (a)    Option Awards.    Options may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. No Participant shall have any rights as a stockholder with respect to any Shares subject to an Option hereunder until said Shares have been issued. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.

        (b)    Price.    The Administrator will establish the exercise price per Share under each Option, which, in no event will be less than the Fair Market Value of the Shares on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the Fair Market Value of the Shares on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in Shares, cash or a combination thereof, as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares and withholding of Shares deliverable upon exercise.

        (c)    Provisions Applicable to Options.    The date on which Options become exercisable shall be determined at the sole discretion of the Administrator and set forth in an Award Agreement. Unless provided otherwise in the applicable Award Agreement, to the extent that the Administrator determines that an approved leave of absence is not a Termination of Employment, the vesting period and/or exercisability of an Option shall be adjusted by the Administrator during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis. The Administrator shall establish the term of each Option, which in no case shall exceed a period of ten (10) years from the date of grant.

        (d)    Incentive Stock Options.    Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company (a "10% Stockholder"), the exercise price of such Option must be at least 110% of the Fair Market Value of the Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) Termination of Employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any Subsidiary. Notwithstanding anything in this Section 6 to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (1) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (2) such Options otherwise remain exercisable but are not exercised within three (3) months of Termination of Employment (or such other period of time provided in Section 422 of the

Code). If the requirements for an Option to qualify for incentive stock option tax treatment are changed, this Section 6(d) shall be deemed to be automatically amended to reflect such requirements.

        (e)    Effect of Termination of Employment.    Unless an Option earlier expires upon the expiration date established pursuant to Section 6(c), upon a Termination of Employment (i) any portion of the Option that is not exercisable at the time of such Termination of Employment shall be forfeited and canceled as of the date of such Termination of Employment and (ii) a Participant's (or his or her Beneficiary's) rights to exercise any portion of the Option that is exercisable at the time of such Termination of Employment shall be only as follows, in each case, unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement:

          (1)    Death.    If a Participant incurs a Termination of Employment by reason of death, any Option held by such Participant, to the extent then exercisable, may thereafter be exercised by the Participant's Beneficiary for a period of one hundred eighty days from the date of such death or until the expiration of the stated term of such Option, whichever period is the shorter.

          (2)    Disability.    If a Participant incurs a Termination of Employment by reason of Disability, any Option held by such Participant, to the extent then exercisable, may thereafter be exercised by the Participant for a period of one hundred eighty days from the date of such Termination of Employment or until the expiration of the stated term of such Option, whichever period is the shorter.

          (3)    Cause.    If a Participant incurs a Termination of Employment by reason of a termination by the Company for Cause, the entire Option, whether or not then exercisable, shall be immediately forfeited and canceled as of the date of such Termination of Employment.

        (f)    Termination for Reasons other than Death, Disability or Cause.    If a Participant incurs a Termination of Employment for any reason other than death, Disability or for Cause, any Option held by such Participant, to the extent then exercisable, may thereafter be exercised by the Participant for a period of ninety days from the date of such Termination of Employment or until the expiration of the stated term of such Option, whichever period is the shorter.

7.     Stock Appreciation Rights

        Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan ("tandem SARs") or not in conjunction with other Awards ("freestanding SARs") and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 6 and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Administrator and set forth in the applicable Award Agreement.

8.     Restricted Stock and Restricted Stock Units

        (a)    Restricted Stock and Restricted Stock Unit Awards.    Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Administrator, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. To the extent determined by the Administrator, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

        (b)    Contents of Agreement.    Each Award Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the Performance Goal(s), if any, and level of achievement versus the Performance Goal(s) that shall determine the number of Shares or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Restricted Stock Units as may be determined from time to time by the Administrator, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Shares or Restricted Stock Units, and (vi) restrictions on the transferability of the Shares or Restricted Stock Units. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Administrator may provide.

        (c)    Vesting and Performance Goals.    The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Administrator determines or under criteria the Administrator establishes, which may include Performance Goals.

        (d)    Discretionary Adjustments and Limits.    Notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.

        (e)    Voting Rights.    Unless otherwise determined by the Administrator, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are reflected as issued and outstanding shares on the Company's stock ledger.

        (f)    Dividends and Distributions.    Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Administrator. The Administrator will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Administrator.

        (g)    Effect of Termination of Employment.    Upon a Participant's Termination of Employment for any reason (including by reason of death or Disability), any then unvested Restricted Stock or Restricted Stock Units held by the Participant shall be forfeited and canceled as of the date of such

Termination of Employment, unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement.

9.     Incentive Bonuses

        (a)    General.    Each Incentive Bonus Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more Performance Goal(s) established for a performance period established by the Administrator.

        (b)    Incentive Bonus Document.    The terms of any Incentive Bonus will be set forth in an Award Agreement. Each Award Agreement evidencing an Incentive Bonus shall contain provisions regarding (i) the target and maximum amount payable to the Participant as an Incentive Bonus, (ii) the Performance Goal(s) and level of achievement versus the Performance Goal(s)that shall determine the amount of such payment, (iii) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

        (c)    Performance Goals.    The Administrator shall establish the Performance Goal(s) and level of achievement versus the Performance Goal(s) that shall determine the target and maximum amount payable under an Incentive Bonus.

        (d)    Timing and Form of Payment.    The Administrator shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Shares, as determined by the Administrator. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event.

        (e)    Discretionary Adjustments.    Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.

        (f)    Subplans.    Incentive Bonuses payable hereunder may be pursuant to one or more subplans.

        (g)    Effect of Termination of Employment.    Upon a Participant's Termination of Employment for any reason (including by reason of death or Disability), the Participant shall receive payment in respect of any Incentive Bonuses only to the extent specified by the Administrator, unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement. Payments in respect of any such Incentive Bonuses shall be made at the time specified by the Administrator and set forth in the Award Agreement.

10.   Deferral of Gains

        The Administrator may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of an Incentive Bonus. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Administrator determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board.

11.   Conditions and Restrictions Upon Securities Subject to Awards

        The Administrator may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

12.   Adjustment of and Changes in the Stock; Certain Transactions

        (a)   In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property, but excluding regular, quarterly and other periodic cash dividends), stock split or a combination or consolidation of the outstanding Shares into a lesser number of shares, is declared with respect to the Shares, the authorization limits under Section 5(a) shall be increased or decreased proportionately, and the Shares then subject to each Award shall be increased or decreased proportionately without any change in the aggregate purchase price therefore. In the event the Shares shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through recapitalization, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or any other similar corporate transaction or event affects the Shares such that an equitable adjustment would be required in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the authorization limits under Section 5(a) shall be adjusted proportionately, and an equitable adjustment shall be made to each Share subject to an Award such that no dilution or enlargement of the benefits or potential benefits occurs. Each such Share then subject to each Award shall be adjusted to the number and class of shares into which each outstanding Share shall be so exchanged such that no dilution or enlargement of the benefits occurs, all without change in the aggregate purchase price for the Shares then subject to each Award. Action by the Administrator pursuant to this Section 12(a) may include adjustment to any or all of: (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards or be delivered under the Plan; (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards; (iii) the purchase price or exercise price of a Share under any outstanding Award or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments the Administrator determines to be equitable. No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 12. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole share. The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 12(a) of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

        (b)   Unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a Change of Control, the

Administrator may provide for the acceleration of the vesting and, if applicable, exercisability of any outstanding Award, or portion thereof, or the lapsing of any conditions of restrictions on or the time for payment in respect of any outstanding Award, or portion thereof upon termination of the Participant's employment following a Change of Control. In addition, unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a Change of Control, the Administrator may provide that any or all of the following shall occur in connection with a Change of Control: (i) the substitution for the Shares subject to any outstanding Award, or portion thereof, stock or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, in which event the aggregate purchase or exercise price, if any, of such Award, or portion thereof, shall remain the same, (ii) the conversion of any outstanding Award, or portion thereof, into a right to receive cash or other property upon or following the consummation of the Change of Control in an amount equal to the value of the consideration to be received by holders of Common Shares in connection with such transaction for one Share, less the per share purchase or exercise price of such Award, if any, multiplied by the number of Shares subject to such Award, or a portion thereof, (iii) acceleration of the vesting (and, as applicable, the exercisability) of any and/or all outstanding Awards, and/or (iv) the cancellation of any outstanding and unexercised Awards upon or following the consummation of the Change of Control. Any actions or determinations of the Administrator pursuant to this Section 12(b) may, but need not be uniform as to all outstanding Awards, and the Administrator may, but need not treat all holders of outstanding Awards identically.

13.   Performance-Based Compensation

        The Administrator may establish Performance Goals and level of achievement versus such Performance Goals that shall determine the number of Shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award. Notwithstanding satisfaction of any Performance Goals, the number of Shares issued under or the amount paid under an award may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

14.   Transferability

        No Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, to the extent permitted by the Administrator, the person to whom an Award is initially granted (the "Grantee") may transfer an Award to any "family member" of the Grantee (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended ("Form S-8")), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Administrator, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8. Except to the extent specified otherwise in the agreement the Administrator provides for the Grantee and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the Grantee's continued employment, performance or service shall continue to be determined with reference to the Grantee's employment, performance or service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 14, and the responsibility to pay any taxes in connection with an Award shall remain with the Grantee notwithstanding any transfer other than by will or intestate succession. Any attempted sale, transfer, pledge, assignment, alienation or hypothecation of an Award by a Participant in violation of this Section 14 shall result in forfeiture of such Award.

15.   Suspension or Termination of Awards

        Except as otherwise provided by the Administrator, if at any time (including after a notice of exercise has been delivered or an award has vested) the Chief Executive Officer or any other person designated by the Administrator (each such person, an "Authorized Officer") reasonably believes that a Participant may have committed any act constituting Cause for termination of employment, or a violation of any non-competition covenant, the Authorized Officer, Administrator or the Board may suspend the Participant's rights to exercise any Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether such an act has been committed.

        If the Administrator or an Authorized Officer determines a Participant has committed any act constituting Cause for termination of employment or a violation of any non-competition covenant, then except as otherwise provided by the Administrator, (a) neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Option or Stock Appreciation Right whatsoever, vest in or have the restrictions on an Award lapse, or otherwise receive payment of an Award, (b) the Participant will forfeit all outstanding Awards and (c) the Participant may be required, at the Administrator's sole discretion, to return and/or repay to the Company any then unvested Shares previously issued under the Plan. In making such determination, the Administrator or an Authorized Officer shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Administrator or its designee or an opportunity to submit written comments, documents, information and arguments to be considered by the Administrator.

16.   Compliance with Laws and Regulations

        This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Award is effective and current or the Company has determined that such registration is unnecessary.

        In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Administrator may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company's obligations with respect to tax equalization for Participants employed outside their home country.

17.   Withholding

        To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. To the extent a Participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until all such obligations are satisfied. The Administrator may provide for or permit these obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award, or by tendering Shares previously acquired.

18.   Administration of the Plan

        (a)    Administrator of the Plan.    The Plan shall be administered by the Administrator who except with respect to Awards made to non-employee directors shall be the Compensation Committee of the Board, and who with respect to Awards made to non-employee directors shall be the Nominating and Corporate Governance Committee of the Board, or in the absence of one or both of these committees, as applicable, the Board itself. Any power of the Administrator may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934 or cause an Award designated as a Performance Award not to qualify for treatment as performance-based compensation under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action shall control. The Administrator may by resolution authorize one or more officers of the Company to perform any or all things that the Administrator is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Administrator; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority, and any such Award shall be subject to the form of Award Agreement theretofore approved by the Administrator. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. The Administrator hereby designates the Secretary of the Company and the head of the Company's human resource function to assist the Administrator in the administration of the Plan and execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Administrator or the Company. In addition, Administrator may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.

        (b)    Powers of Administrator.    Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of Performance Goal(s), the occurrence of certain events (including a Change of Control), or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine the extent to which adjustments are required pursuant to Section 12; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Administrator, in good faith, determines that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Company; (viii) to approve corrections in the documentation or administration of any Award; (ix) subject to any stockholder approval required in accordance with Section 19, to reduce the exercise price of any Option or Stock Appreciation Right to the Fair Market Value of the Shares at the time of the reduction if the Fair Market Value of the Shares covered by that Option or Stock Appreciation Right has declined since the date it was granted, either directly or through cancellation and regrant of the Option or Stock Appreciation Right; (x) subject to any stockholder approval required in accordance with Section 19, to exchange Options and Stock Appreciation Rights for other Awards; (xi) to cause the Company to purchase outstanding Options and Stock Appreciation Rights for cash or other consideration; (xii) to require or permit Participant elections and/or consents under this Plan to be made by means of such electronic media as the Administrator may prescribe; and (xiii) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting exercise after termination of employment or service to the Company or a Company Affiliate and, except as otherwise provided herein, adjust any of the terms of any Award. The Administrator may also (A) accelerate the date on which any Award granted under the Plan becomes exercisable or (B) accelerate the vesting date or waive or adjust any condition imposed hereunder with respect to the vesting or exercisability of an Award, provided that the Administrator, in good faith, determines that such acceleration, waiver or other adjustment is necessary or desirable in light of extraordinary circumstances.

        (c)    Determinations by the Administrator.    All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

        (d)    Subsidiary Awards.    In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Company issuing any subject Shares to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.

19.   Amendment of the Plan or Awards

        The Board may amend, alter or discontinue this Plan and the Administrator may amend or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 12, no such amendment shall, without the approval of the stockholders of the Company:

          (a)   increase the maximum number of Shares for which Awards may be granted under this Plan;

          (b)   reduce the price at which Options may be granted below the price provided for in Section 6(b);

          (c)   change the class of persons eligible to be Participants; or

          (d)   otherwise amend the Plan in any manner requiring stockholder approval by law or under stock exchange listing requirements.

        No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder's consent, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

        Notwithstanding anything in the Plan to the contrary, and except for the adjustments provided for in Section 12, neither the Administrator nor any other person may (1) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the exercise or grant price of such outstanding Options or Stock Appreciation Rights; (2) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an exercise or grant price that is less than the exercise or grant price of the original Options or Stock Appreciation Rights; or (3) cancel outstanding Options or Stock Appreciation Rights with an exercise or grant price above the current Fair Market Value of a Share in exchange for cash or other securities.

20.   No Liability of Company

        The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

21.   Non-Exclusivity of Plan

        Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Administrator to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan or an arrangement not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

22.   No Right to Employment, Reelection or Continued Service

        Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant's employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates. Subject to Sections 4 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

23.   Unfunded Plan

        The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Administrator or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

24.   Section 409A of the Code

        It is intended that any Incentive and Nonqualified Stock Options, Stock Appreciation Rights, and Restricted Stock issued pursuant to this Plan and any Award Agreement shall not constitute "Deferrals of Compensation" within the meaning of Section 409A of the Code and, as a result, shall not be subject to the requirements of Section 409A of the Code. It is further intended that any Restricted Stock Units and Incentive Bonuses issued pursuant to this Plan and any Award Agreement (which may or may not constitute "deferrals of compensation," depending on the terms of each Award) shall avoid any "plan failures" within the meaning of Section 409A(a)(1) of the Code. The Plan is to be interpreted and administered in a manner consistent with these intentions. However, no guarantee or commitment is made that the Plan or any Award Agreement shall be administered in accordance with the requirements of Section 409A of the Code, with respect to amounts that are subject to such requirements, or that the Plan or any Award Agreement shall be administered in a manner that avoids the application of Section 409A of the Code, with respect to amounts that are not subject to such requirements.

25.   Required Delay in Payment on Account of a Separation from Service

        Notwithstanding any other provision in this Plan or any Award Agreement, if any Award recipient is a "specified employee," as defined in Treasury Regulations section 1.409A-1(i), as of the date of his or her "Separation from Service" (as defined in authoritative IRS guidance under Section 409A of the Code), then, to the extent required by Treasury Regulations section 1.409A-3(i)(2), any payment made to the Award recipient on account of his or her Separation from Service shall not be made before a date that is six months after the date of his or her Separation from Service. The Administrator may elect any of the methods of applying this rule that are permitted under Treasury Regulations section 1.409A-3(i)(2)(ii).

6820 ANNUAL MEETING OF STOCKHOLDERS APRIL 30, 2014 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned hereby appoints James Janik and Robert McCormick, and either of them, with full power of substitution, as Proxies for the stockholder, to attend the Annual Meeting of the Stockholders of Douglas Dynamics, Inc. (the “Company”), to be held at the Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, WI 53202, on Wednesday, April 30, 2014, at 2:00 PM, local time, and any adjournments or postponements thereof, and to vote all shares of the common stock of the Company that the stockholder is entitled to vote upon each of the matters referred to in the Proxy and, at their discretion, upon such other matters as may properly come before this meeting. PLEASE MARK VOTES AS IN THIS EXAMPLE X REVOCABLE PROXY DOUGLAS DYNAMICS, INC. Date Sign above Co-holder (if any) sign above Please be sure to date and sign this proxy card in the box below. When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. With- For hold 1. The election as director of the nominee listed: James D. Staley FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE For Against Abstain 2. Advisory vote (non-binding) to approve the compensation of the Company’s named executive officers. 3. The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. 4. Approval of the material terms of the performance goals under the Company’s annual incentive compensation plan for purposes of qualifying compensation awarded under the plan as performance-based compensation under Section 162(m) of the Internal Revenue Code of of 1986 (“Section 162(m)”); 5. Approval of the material terms of the performance goals under the Company’s 2010 Stock Incentive Plan for purposes of qualifying compensation awarded under the Plan as performance-based compensation under Section 162(m). Any such other matters as may properly come before the meeting, or any adjournments or postponements thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5. This Proxy, when properly executed, will be voted in the manner directed herein by the stockholders of record. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3, 4 and 5. For Against Abstain Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. Mark here if you plan to attend the meeting. Mark here for address change.  Comments: Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on April 30, 2014: The Douglas Dynamics, Inc. proxy statement for the 2014 Annual Meeting of Stockholders and the Annual Report to Stockholders are available at: http://ir.douglasdynamics.com/index.cfm For Against Abstain For Against Abstain